SCHEDULE 14A INFORMATION

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OSI Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 4, 2007

Dear Stockholders:

It is a pleasure to invite you to the annual meeting of stockholders of OSI Pharmaceuticals, Inc., which will be held at our corporate headquarters at 41 Pinelawn Road, Melville, New York 11747, on Wednesday, June 13, 2007, at 10:00 a.m. EST. Information about the matters to be voted upon at the meeting is in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

In addition to the matters to be voted upon at the meeting, there will be a presentation on recent developments relating to our company. Specific directions to the meeting may be obtained by calling or writing Ms. Kathy Galante, Senior Director, Corporate Communications, at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747, telephone number (631) 962-2000 or by visiting our website at www.osip.com.

In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with our Secretary either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2006 is being distributed to you with the attached Proxy Statement.

Sincerely,

COLIN GODDARD, Ph.D.
Chief Executive Officer

OSI Pharmaceuticals, Inc.	41 Pinelawn Road	Melville, New York 11747	phone 631.962.2000	facsimile 631.752.3880

OSI PHARMACEUTICALS, INC.
41 Pinelawn Road
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our annual meeting of stockholders will be held at our corporate headquarters at 41 Pinelawn Road, Melville, New York 11747, on Wednesday, June 13, 2007 at 10:00 a.m. EST, for the following purposes:

(1)	to elect 11 directors;

(2)	to consider and act upon a proposal to amend the OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan to increase the number of shares available under the plan;

(3)	to ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2007; and

(4)	to transact such other business as may properly come before the annual meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 23, 2007 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. For at least 10 days prior to the annual meeting date, a complete list of stockholders entitled to vote at the annual meeting will be open to examination by stockholders for any purpose germane to the annual meeting during normal business hours at our corporate headquarters at 41 Pinelawn Road, Melville, New York 11747. This list will also be available at and for the duration of the annual meeting on June 13, 2007.

By Order of the Board of Directors,

BARBARA A. WOOD
Secretary

May 4, 2007

IMPORTANT

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the postage-paid envelope enclosed for your convenience. Returning a proxy will not deprive you of your right to attend the annual meeting and vote your shares in person.

PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
OUR EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED STOCK INCENTIVE PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
LIST OF APPENDICES
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D

OSI PHARMACEUTICALS, INC.
41 Pinelawn Road
Melville, New York 11747

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of OSI Pharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders to be held on June 13, 2007, and any adjournment or adjournments thereof. A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about May 4, 2007.

Only holders of record of our common stock at the close of business on April 23, 2007, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had issued and outstanding 57,641,611 shares of common stock, which are the only securities that are entitled to vote at the meeting. Each share of common stock is entitled to one vote.

The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting will be necessary to constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock held by such broker will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock returns a signed proxy, the shares of common stock held by such broker will be considered present at the meeting and will be counted toward establishing a quorum. If a signed proxy is received from a broker that does not have discretionary authority to vote on one or more matters, the proxy will be considered a “broker non-vote” for that matter and will have the effects described in the following paragraph.

Assuming a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the matter will be required for (i) the election of directors; (ii) the amendment to the OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan, or the Plan; and (iii) the ratification of the appointment of the independent registered public accounting firm for the current fiscal year. With respect to the election of directors, votes withheld from one or more nominees will have the effect of a “no” vote. Abstentions will have the effect of a “no” vote with respect to both the proposal for the amendment to the Plan and the ratification of the appointment of the independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the election of directors, the amendment of the Plan and the ratification of the appointment of the independent registered public accounting firm.

Stockholders who execute proxies may revoke them by giving written notice to our Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder attending the meeting notifies the Secretary, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.

The Board of Directors does not know of any matter other than the election of directors, the amendment to the Plan and the ratification of the appointment of the independent registered public accounting firm for the current fiscal year that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as our directors named in this Proxy Statement under the caption “Election of Directors,” (ii) FOR the amendment to the Plan and (iii) FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2007.

We will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone. We have also engaged MacKenzie

Partners, Inc. to assist in the solicitation of proxies from stockholders. The cost of such services is expected to be approximately $5,000, plus reimbursement of reasonable out-of-pocket expenses.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of April 6, 2007 (except where otherwise noted) regarding the beneficial ownership of our common stock by (i) all persons who, to our knowledge, own more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director, (iii) each named executive officer+, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	No. of Shares		Percent of
Name and Address	of Common Stock		Class(1)

FMR Corp.	8,610,464	(2)	15.0%
82 Devonshire Street Boston, Massachusetts 02109-6995
Westfield Capital Management Co., LLC	4,620,550	(3)	8.0%
One Financial Center, 24th Floor Boston, Massachusetts 02111
T. Rowe Price Associates, Inc.	3,802,071	(4)	6.6%
100 E. Pratt Street Baltimore, Maryland 21202
OrbiMed Advisors LLC	3,294,700	(5)	5.7%
767 Third Avenue, 30th Floor New York, New York 10017
Tudor Investment Corporation	2,953,073	(6)	5.1%
1275 King Street, 2nd Floor Greenwich, Connecticut 06831-2936
Michael G. Atieh+	173,151	(7)	*
G. Morgan Browne	89,728	(8)	*
Paul G. Chaney+	38,136	(9)	*
Santo J. Costa	8,500		*
Colin Goddard, Ph.D.+	445,904	(10)	*
Daryl K. Granner, M.D.	85,040	(11)	*
David R. Guyer+	33,000	(12)	*
Robert A. Ingram	70,136	(13)	*
Joseph Klein, III	11,500		*
Kenneth B. Lee, Jr.	0		*
Gabriel Leung+	150,018	(14)	*
Walter M. Lovenberg, Ph.D.	100,807	(15)	*
Anker Lundemose, M.D., Ph.D., D.Sc.+	78,342	(16)	*
Viren Mehta	128,770	(17)	*
David W. Niemiec	18,500		*
Herbert Pinedo, M.D., Ph.D.	59,592	(18)	*
Katharine B. Stevenson	41,101	(19)	*
John P. White	63,948	(20)	*
All current directors and executive officers as a group (19 persons)	1,864,550	(21)	3.2%

+	The named executive officers consist of our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers in addition to a former executive officer for fiscal 2006.

*	Represents ownership that does not exceed 1% of the outstanding shares of our common stock.

(1)	Based on the number of shares of our common stock issued and outstanding on April 6, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days, are deemed beneficially owned by the person holding such options. The percent of the outstanding shares of our common stock for any person or group who, as of April 6, 2007, beneficially owned any shares pursuant to options which are exercisable within 60 days of April 6, 2007, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on April 6, 2007.

(2)	The number of shares is based on information provided in a Schedule 13G/A filed jointly by FMR Corp. and Edward C. Johnson 3d with the SEC on February 14, 2007. FMR Corp. indirectly holds the shares on behalf of its direct and indirect subsidiaries, consisting of Fidelity Management & Research Company, Fidelity Management Trust, Pyramis Global Advisors Trust Company and Fidelity Magellan Fund. FMR Corp. and Mr. Johnson have sole dispositive power with respect to all of the shares.

(3)	The number of shares is based on information provided in a Schedule 13G filed by Westfield Capital Management Company, LLC with the SEC on February 14, 2007. Westfield Capital Management Company, LLC has sole dispositive power with respect to all of the shares.

(4)	The number of shares is based on information provided in a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2007. T. Rowe Price Associates, Inc. has sole dispositive power with respect to all of the shares.

(5)	The number of shares is based on information provided in Schedule 13G/A filed jointly by OrbiMed Advisors LLC, or OrbiMed Advisors’, OrbiMed Capital LLC, or OrbiMed Capital and Samuel D. Isaly with the SEC on February 13, 2007. OrbiMed Advisors has shared dispositive power with respect to 1,765,500 shares. OrbiMed Capital has shared dispositive power with respect to 1,529,200 shares. OrbiMed Advisors and OrbiMed Capital indirectly hold the shares on behalf of Caduceus Capital Master Fund Limited, Caduceus Capital II, L.P., UBS Eucalyptus Fund, LLC, PW Eucalyptus Fund, Ltd., HFR SHC Aggressive Master Trust, Knightsbridge Post Venture IV L.P., Knightsbridge Integrated Holdings, V, LP, Knightsbridge Netherlands II, L.P., Knightsbridge Integrated Holdings IV Post Venture, LP, Knightsbridge Post Venture III, LP, Knightsbridge Netherlands I LP, Knightsbridge Netherlands III — LP, Knightsbridge Integrated Holdings II Limited, Knightsbridge Venture Completion 2005 L.P., Knightsbridge Venture Capital VI, L.P., Knightsbridge Venture Capital III LP, UBS Juniper Crossover Fund, LLC, Eaton Vance Worldwide Health Sciences, Eaton Vance Emerald Worldwide Health Sciences, Eaton Vance Variable Trust, Finsbury Worldwide Pharmaceutical Trust plc, Finsbury Emerging Biotechnology Trust plc, Stichying Pensioenfonds ABP and NBIM ORB GLB Pharma & Bio. Mr. Isaly may be deemed the beneficial owner of the shares held by OrbiMed Advisors and OrbiMed Capital.

(6)	The number of shares is based on information provided in a Schedule 13G/A filed jointly by Tudor Investment Corp., or TIC, Paul Tudor Jones, II, James J. Pallotta, Tudor Proprietary Trading, L.L.C., or TPT, The Tudor BVI Portfolio Ltd., or BVI, The Raptor Global Portfolio Ltd, or Raptor, The Altar Rock Fund L.P., or Altar Rock, and Witches Rock Portfolio Ltd., or Witches Rock, with the SEC on February 14, 2007. TIC has shared dispositive and voting power with respect to 2,711,122 shares which includes the holdings of BVI Portfolio, Raptor Portfolio, Witches Rock, and Altar Rock. Tudor Proprietary Trading, L.L.C., or TPT, has shared voting and dispositive power with respect to 241,951 shares. Messrs Jones and Pallotta may be deemed beneficial owners of the shares owned by TIC and TPT for a total of 2,953,073 shares.

(7)	Includes 138,140 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(8)	Includes 63,125 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options. Also includes 400 shares owned by Mr. Browne’s wife, as to which Mr. Browne disclaims beneficial ownership. Includes 18,749 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(9)	Includes 18,749 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(10)	Includes 370,631 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(11)	Includes 77,500 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(12)	Consists of 33,000 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(13)	Includes 51,250 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(14)	Includes 132,889 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(15)	Includes 80,625 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(16)	Includes 59,574 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(17)	Includes 49,019 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(18)	Includes 55,625 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(19)	Includes 36,111 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(20)	Includes 43,125 shares that may be acquired at or within 60 days of April 6, 2007, pursuant to the exercise of outstanding options.

(21)	Includes 1,476,111 shares that may be acquired at or within 60 days of April 6, 2007 pursuant to the exercise of outstanding options.

ELECTION OF DIRECTORS

At our annual meeting, 11 directors are to be elected, each to hold office (subject to our Bylaws) until the next annual meeting of stockholders and until his or her respective successor has been elected and qualified. The nominees for election to the Board of Directors are named in the table below. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, proxies returned by the stockholders will be voted for any substitute nominee selected by the Corporate Governance and Nominating Committee prior to or at the meeting, or for a motion to reduce the membership of the Board to the number of nominees available. Each of the nominees named below was elected as our director at the annual meeting of stockholders held on June 14, 2006, with the exception of Kenneth B. Lee, Jr. Since June 14, 2006, our Board of Directors consisted of 13 members. On January 1, 2007, pursuant to our Board retirement age policy, Sir Mark Richmond, Ph.D. retired from our Board of Directors. In addition, in accordance with our Board retirement age policy, G. Morgan Browne and Walter M. Lovenberg, Ph.D. submitted letters of resignation to the Board in January 2007. The Board did not accept the resignations of either Mr. Browne or Dr. Lovenberg at that time and requested that they serve until the 2007 Annual Meeting of Stockholders. Mr. Browne and Dr. Lovenberg are not standing for re-election. In April 2007, the Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee, set the slate of director nominees for election at 11. The nominees are the current directors who are standing for re-election and Mr. Lee. Mr. Lee was recommended to the Corporate Governance and Nominating Committee for its consideration by our Chairman of the Board, Robert A. Ingram, and a current member of our Board, Santo J. Costa. The slate of directors recommended by the Corporate Governance and Nominating Committee and approved by the Board was determined following an assessment by the Corporate

Governance and Nominating Committee of the skill set and experience of the existing Board members and the determination that expanding the Board’s expertise in financial matters through the addition of Mr. Lee would be to the benefit of our stockholders. The proxies cannot be voted for a greater number of persons than the number of nominees named which is 11 nominees.

Name	Age	Position(s) with the Corporation

Robert A. Ingram	64	Chairman of the Board
Colin Goddard, Ph.D.	47	Director and CEO
Santo J. Costa	61	Director
Daryl K. Granner, M.D.	70	Director
Joseph Klein, III	46	Director
Kenneth B. Lee, Jr.	59	Director Nominee
Viren Mehta	57	Director
David W. Niemiec	57	Director
Herbert Pinedo, M.D., Ph.D.	63	Director
Katharine B. Stevenson	44	Director
John P. White	60	Director

Biographical Information

Robert A. Ingram was appointed Chairman of our Board in January 2003 and is Chairman of our Executive Committee and Corporate Governance and Nominating Committee. Mr. Ingram serves as Vice Chairman Pharmaceuticals at GlaxoSmithKline (plc), and previously served as the Chief Operating Officer and President of Pharmaceutical Operations. He began his career in the pharmaceutical industry as a sales representative for the company that would later become Merrell Dow Pharmaceuticals, Inc. He advanced rapidly through sales management at Merrell Dow and into government and public affairs. He left Merrell Dow in 1985 as Vice President of Public Affairs to become Vice President of Government Affairs at Merck & Co., Inc. In 1988, he was promoted to President of Merck Frosst Canada, Ltd. In 1990, Mr. Ingram left Merck to join Glaxo Inc., Glaxo plc’s U.S. subsidiary, as Executive Vice President of Administrative and Regulatory Affairs and assumed a series of increasingly responsible positions, including Group Vice President. He was named Executive Vice President in January 1993, President and Chief Operating Officer in June 1993, President and CEO in March 1994, and Chairman in January 1999. As an Executive Director of Glaxo Wellcome plc, Mr. Ingram held responsibility for operations in North America and Latin America. He was appointed to the global company’s board in May 1995. In October 1997, he became Chief Executive of Glaxo Wellcome with responsibility for worldwide business operations, and added the position of Chairman to his responsibilities. Mr. Ingram graduated from Eastern Illinois University with a B.S. degree in Business Administration. He serves on the board of directors of the Wachovia Corporation, Lowe’s Companies, Inc., Edwards Lifesciences Corporation and Allergan, Inc. He was elected Chairman of the Board of Valeant Pharmaceuticals International in August of 2006. In addition to his professional responsibilities, Mr. Ingram was asked by former U.S. President George H. Bush to form and chair the CEO Roundtable on Cancer. He also currently serves as Chairman of the board of trustees of the American Cancer Society Foundation, and is a member of numerous other civic and professional organizations. Mr. Ingram is also a frequent speaker at industry, pharmacy and government seminars.

Colin Goddard, Ph.D., was appointed our Chief Executive Officer in October 1998. He also served as Chairman of our Board from August 2000 to January 2003. He served as our President from September 1997 to September 2000; Executive Vice President and Chief Operating Officer from September 1996 to September 1997; Vice President, Research Operations from April 1995 to September 1996; Vice President, Research Operations, Pharmaceutical Division from December 1993 to April 1995; Director, Pharmaceutical Operations from April 1993 to December 1993; Director, Drug Discovery from April 1992 to April 1993; and Program Manager, Drug Discovery from April 1991 to April 1992. Dr. Goddard joined us as a scientist in January 1989. Dr. Goddard was instrumental in the development of our fully integrated oncology franchise and has led our corporate development, acquisition and financing efforts over the last decade. Before joining us, Dr. Goddard spent four years at the National Cancer Institute in Bethesda, Maryland. Dr. Goddard serves on the board of directors of Zelos Therapeutics, Inc., BIO (the Biotechnology Industry Organization) and the cancer charitable organization, Gilda’s Club of New York. Dr. Goddard is a member of the American Association for Cancer Research. Dr. Goddard trained as a cancer pharmacologist in Birmingham, U.K. receiving his Ph.D. from the University of Aston, Birmingham, U.K. in September 1985 and was honored as a D.Sc. from the State University of New York in 2003 and Hofstra University in 2005. Dr. Goddard has been our director since October 1998.

Santo J. Costa has been Of Counsel at the law firm Williams Mullen Maupin Taylor, P.A. since June 2001. Prior to joining Williams Mullen Maupin Taylor, Mr. Costa served as President and Chief Operating Officer of Quintiles Transnational Corporation from April 1994 to November 1999. He served as Vice Chairman of Quintiles from December 1999 to May 2001 and as a consultant through December 2001. As President and Chief Operating Officer of Quintiles, Mr. Costa had responsibility for all operating divisions, as well as worldwide business development. Prior to joining Quintiles, Mr. Costa spent 23 years in the pharmaceutical industry. Mr. Costa served as Senior Vice President, Administration and General Counsel of Glaxo Inc. from 1986 to 1993. Prior to joining Glaxo, Mr. Costa was U.S. area counsel for Merrell Dow from 1977 to 1986. Mr. Costa sits on the board of directors of four publicly-traded companies: NPS Pharmaceuticals, Inc., CV Therapeutics Inc., Labopharm Inc. (of which he is Chairman of the Board), and NeuroMedix Inc. (of which he is Chairman of the Board), and one privately-held company, DigiScripts, Inc. Mr. Costa is not standing for re-election to the board of NPS Pharmaceuticals. Mr. Costa is an adjunct professor in the clinical research program at the Campbell University School of Pharmacy. He also sits on The Duke Cancer Patient Advisory Board, the Duke University Medical Center Board of Visitors and the Duke Brain Tumor Board. Mr. Costa received his B.S. in pharmacy and his J.D. from St. John’s University. Mr. Costa has been a member of our Board of Directors since June 2006 and Chairman of our Compensation Committee since November 2006.

Daryl K. Granner, M.D., has been a professor of Molecular Physiology and Biophysics and of Internal Medicine at Vanderbilt University since July 1984. Dr. Granner served as Chairman of Molecular Physiology/Biophysics at Vanderbilt University from July 1984 to August 1998. From July 1970 to June 1984, he was a professor of Internal Medicine and Biochemistry at the University of Iowa, where he directed the Division of Endocrinology and Diabetes and the Iowa Diabetes Center. Dr. Granner directed the Vanderbilt Diabetes Center from 1994 to April 2007 and is an acknowledged authority in the mechanism of insulin action and the pathophysiology of diabetes mellitus. He has served on numerous national advisory panels. Dr. Granner has published approximately 500 papers, chapters and reviews with respect to diabetes and other related topics. Dr. Granner served as a scientific consultant to us from January 1992 to December 2002. Dr. Granner has been providing consulting services to our wholly-owned subsidiary, Prosidion Limited, and, since August 2003, has been the Chairman of Prosidion’s Scientific Advisory Board. Dr. Granner has been our director since September 1996.

Joseph Klein, III, is currently Managing Director of Gauss Capital Advisors, LLC, a financial consulting and investment advisory firm focused on biopharmaceuticals, which he founded in March 1998. Since September 2003, Mr. Klein has also served as a Venture Partner of Red Abbey Venture Partners, LP, a life sciences private equity fund. From September 2001 to September 2002, Mr. Klein was a Venture Partner of MPM Capital, a healthcare venture capital firm. From June 1999 to September 2000 when it merged with WebMD Corporation, Mr. Klein served as Vice President, Strategy, for Medical Manager Corporation, a leading developer of physician office management information systems. Mr. Klein serves on the board of directors of four publicly traded biotechnology companies: BioMarin Pharmaceutical Inc., Isis Pharmaceuticals, Inc., NPS Pharmaceuticals, Inc. and Savient Pharmaceuticals, Inc. Mr. Klein will not be standing for re-election to the board of NPS Pharmaceuticals. Mr. Klein received a B.A., summa cum laude, in economics from Yale University and an M.B.A. from the Stanford Graduate School of Business. Mr. Klein has been a member of our Board of Directors since June 2006.

Kenneth B. Lee, Jr. is a certified public accountant and has over 30 years of experience with technology-based companies. He is a former Ernst & Young partner, where he was employed for 29 years, and was instrumental in the founding and development of the Ernst & Young life science practice in the San Francisco Bay Area. While at Ernst & Young, Mr. Lee served as head of its Health Sciences Investment Banking group, as a Transaction Advisor of its Center for Strategic Transactions, and as Co-Chairman of its International Life Sciences Practice. Mr. Lee is currently a General Partner with Hatteras BioCapital, LLC (formerly, BioVista Capital, LLC), which he joined in

2003. Prior to that, Mr. Lee served as President of A.M. Pappas & Associates, an international life sciences venture development company. Mr. Lee currently serves on the boards of three other public companies: CV Therapeutics, Inc., Inspire Pharmaceuticals, Inc. and Pozen Inc. Mr. Lee also serves a member of the executive committee of the Board of the North Carolina Biotechnology Industry Organization. Mr. Lee received a Bachelor of Arts degree from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill.

Viren Mehta is the founder and managing member of Mehta Partners, LLC, providing investment, and strategic and financial advice to the global pharmaceutical and biotechnology industries since January 1998. Mehta Partners, and its predecessor Mehta and Isaly, were strategic and financial advisors to us from April 1995 to December 2002. Dr. Mehta was a partner of Mehta and Isaly from July 1989 to December 1997. He was also a part of the strategic planning team of the International Division of Merck. Dr. Mehta obtained his Doctor of Pharmacy from the University of Southern California and his MBA in International Finance and Marketing from UCLA. Dr. Mehta advises investors and senior managers in the pharmaceutical and biotechnology industry. Dr. Mehta became our director in November 1999.

David W. Niemiec is a private equity investor, and since 2001 has been an Advisor to Saratoga Partners, LP, a middle market private equity firm. Mr. Niemiec was a Managing Director of Saratoga Partners from 1998 to 2001. He also held various positions at Dillon, Read & Co. Inc. and its successor firm, SBC Warburg Dillon Read, from 1974 to 1998, including Vice Chairman, Chief Administrative Officer and Chief Financial Officer. From 1989 to 1992, Mr. Niemiec was a member of the board of directors of the National Securities Clearing Corporation. Currently, he is a member of the board of directors of Emeritus Corporation, as well as a director and trustee of various Templeton Funds, which are internationally oriented mutual funds of the Franklin Templeton Investments group. Mr. Niemiec received his A.B. from Harvard College and his M.B.A. from Harvard Business School. Mr. Niemiec became our director in June 2006.

Herbert Pinedo, M.D., Ph.D., has been a Professor of Medical Oncology at the VUmC-Cancer Center-Amsterdam since May 1979. From January 2003 to September 2005, he was President of the Cancer Center, and since September 2005, he has been honorary Chairman of the Cancer Center. Dr. Pinedo’s work focuses on translational research, in particular, drug resistance, angiogenesis and immunology. The Cancer Center has a formal collaboration with the John Hopkins Oncology Center, School of Medicine. Dr. Pinedo has received numerous international awards including the prestigious Josef Steiner award. Dr. Pinedo is a member of numerous foundations and boards including the Dutch Cancer Society. He currently serves on the scientific advisory boards of a number of pharmaceutical companies. He is a member of the British Royal Society of Medicine and The Royal Netherlands Academy of Science and Arts, where he was chairman of the board of the Medical Division from July 2003 to July 2005. Dr. Pinedo is founder and past director of the New Drug Development Organization-Oncology (NDDO-Oncology) which is located in Amsterdam, The Netherlands. He was the first President of the Federation of European Cancer Societies, and past President to the European Society of Medical Oncology. Dr. Pinedo is the co-founder of the Annals of Oncology and The Oncologist and is the Co-Editor of Current Opinion in Anticancer Drugs. He serves on numerous editorial boards including Clinical Cancer Research. Dr. Pinedo has authored 630 peer reviewed international publications and more than 120 chapters, invited papers or proceedings. In July 2004, he was nominated vice chairman of the board of the Medical Research Council of The Netherlands. Dr. Pinedo has been decorated by the Netherlands Queen with the prestigious Knight of the Order of the Netherlands Lion. Dr. Pinedo has been our director since June 2004.

Katharine B. Stevenson is Treasurer of Nortel Networks Corporation. She is responsible for all treasury activity for the corporation including treasury operations, corporate and structured finance, credit, risk management, and pension fund management. Her responsibilities include the management of the corporation’s global banking, insurance, and rating agency relationships. She was previously responsible for business development at Nortel, including mergers and acquisitions, from August 2002 to July 2005. She joined Nortel in 1995 from JPMorgan Chase & Co. (formerly J.P. Morgan & Co.), a global financial services firm, where she was Vice President, Corporate Finance, based primarily in New York. She had responsibilities in the financial advisory, risk management, bank financing, and corporate finance groups. She is a graduate of Harvard University. She is Chair of the Board of Governors of The Bishop Strachan School, a leading independent day and boarding school for girls, located in Toronto, Canada. She formerly served as Chair, Vice Chair, Treasurer, and Trustee of the Financial

Executives International (FEI) Research Foundation. She became our director in May 2005 and is Chair of our Audit Committee.

John P. White is a Senior Partner of the law firm of Cooper & Dunham LLP in New York. His practice primarily focuses on the areas of pharmaceuticals, biotechnology and medical devices, and he has represented companies, start-up ventures and university research centers in patent prosecution, licensing and litigation matters. Mr. White attended the Columbia University School of Engineering, where he earned a B.S. in chemical engineering, the Columbia University School of Graduate Faculties, where he earned an M.A. in chemical biology and a M.Ph. in biophysical chemistry and Fordham University, where he earned his J.D. degree. He is admitted to practice before the New York State Bar, the U.S. District Courts for the Southern and Eastern Districts of New York, the U.S. Court of Appeals for the Federal Circuit, and the United States Supreme Court. He also is registered to practice before the U.S. Patent and Trademark Office. Mr. White is a member of the Association of the Bar of the City if New York, the American Bar Association, the New York and New Jersey Intellectual Property Law Associations, the American Intellectual Property Law Associations, the Federal Bar Council and the Licensing Executives Society, and has written and lectured extensively on strategies for optimizing patent protection. Mr. White has been our director since May 1985 and is also a director of the OSI Foundation.

The Board of Directors recommends a vote “FOR” the election of each of the nominees for election to the Board of Directors named above.

CORPORATE GOVERNANCE

Corporate Governance Policies and the Code of Conduct

We have adopted a Code of Conduct which, along with our Amended and Restated Certificate of Incorporation, Bylaws and the charters of our Board committees, provides a framework for the governance of our company. The Board’s Corporate Governance and Nominating Committee is responsible for periodically reviewing our governance practices and principles.

Our Code of Conduct sets forth the standards of business conduct and ethics for all of our employees, directors and consultants. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, fair dealing with customers, suppliers and competitors, and compliance with laws, rules, regulations and company policies. The purpose of the Code of Conduct is to ensure that our business is conducted in a legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis through our ethics line, by means of a toll-free telephone call, or to any member of our Compliance Committee. All concerns and complaints are investigated by the Audit Committee of the Board of Directors (in the case of financial, accounting or auditing improprieties) or members of the Compliance Committee, which is comprised of members of senior management. Any amendments to, or waivers from, a provision of the Code of Conduct that apply to our directors and executive officers must be approved by the Board of Directors. We will publicly disclose any such waivers or amendments pursuant to the requirements of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc., or Nasdaq.

The Code of Conduct as well as the charters of our Audit, Compensation and Corporate Governance and Nominating Committees are available, without charge, on our website at www.osip.com or by requesting them from our Secretary at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747 or by calling (631) 962-2000.

Director Independence

An “independent” director is a director who meets the criteria for independence as required by the applicable law and the Nasdaq listing standards and is affirmatively determined to be “independent” by the Board of Directors. The Board has determined that each of the current directors, in addition to Mr. Lee, is independent under Nasdaq’s listing standards, with the exception of Dr. Goddard, our CEO. The Board also has determined that Dr. Richmond was independent during his service as a director.

Certain of our directors are affiliated with companies or other organizations with which our company has business relationships. Mr. Costa is Of Counsel at Williams Mullen Maupin Taylor, a law firm through which Mr. Costa provided consulting guidance to our General Counsel, Barbara Wood, prior to becoming a director of our company. Dr. Granner is Chairman of Prosidion’s Scientific Advisory Board and receives a consulting fee of $75,000 for such services. Dr. Granner is also a director of Vanderbilt Diabetes Center at Vanderbilt University, an organization with which Prosidion had a collaboration agreement and under which Vanderbilt is entitled to milestone and royalty payments upon the occurrence of certain events related to one of Prosidion’s clinical candidates which has been exclusively outlicensed to Eli Lilly & Co. Dr. Lovenberg is on leave as a director of Helicon, a company with which we have a compound screening and technology license agreement. Dr. Mehta is a founder and managing member of Mehta Partners LLC. Our company has retained Shah Software Solutions to provide introductions and other consulting services in India in connection with our consideration of possible outsourcing of certain services. Mehta Partners maintains a close working relationship with Shah Software Solutions and regularly refers its clients to Shah Software for services relating to India. Dr. Mehta does not have any direct or indirect ownership or other financial interest in Shah Software. Our company is also discussing a collaborative relationship with a company in India for which Mehta Partners provides strategic consulting services. Neither Dr. Mehta nor Mehta Partners would receive any payment from this company or from us as a result of the consummation of such collaborative relationship. Mr. White is a partner at Cooper & Dunham LLP, a law firm that provides legal services to us. The Board has evaluated the business relationships of Messrs. Costa and White and Drs. Granner, Lovenberg and Mehta described above and has concluded that each business relationship does not interfere with their respective exercise of independent judgment as a director. Each of the Audit, Compensation and Corporate Governance and Nominating Committees is made up solely of independent directors. In accordance with SEC rules and regulations and Nasdaq listing standards, all of the members of the Audit Committee meet additional independence standards applicable to audit committee members.

Board of Directors and Standing Committees

The Board of Directors held 13 meetings during 2006. None of our directors attended fewer than 75% of (i) the total number of meetings of the Board of Directors held during the period he or she was a director and (ii) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Executive Committee, Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee. The standing committees regularly report on their activities and actions to the full Board. Copies of the charters for our Audit, Corporate Governance and Nominating, and Compensation Committees are on our website at www.osip.com.

The table below sets forth the current members of our Board and Board committees.

Corporate
Governance and
Name	Board	Executive	Audit	Nominating	Compensation

Robert A. Ingram	Chair	Chair		Chair	✓
G. Morgan Browne	Member		✓
Santo J. Costa	Member			✓	Chair
Colin Goddard, Ph.D.	Member	✓
Darryl K. Granner, Ph.D.	Member
Joseph Klein III	Member
Walter M. Lovenberg, Ph.D.	Member	✓	✓		✓
Viren Mehta	Member	✓		✓	✓
David W. Niemiec	Member		✓
Herbert M. Pinedo, M.D., Ph.D.	Member
Katharine B. Stevenson	Member		Chair	✓
John P. White	Member	✓

Executive Committee

The Board of Directors has an Executive Committee, which currently consists of Mr. Ingram, as Chair, Mr. White, and Drs. Goddard, Lovenberg, and Mehta. Sir Mark Richmond served on the Executive Committee until his retirement effective January 1, 2007. The principal function of the Executive Committee is to exercise all the power and authority of the Board of Directors between meetings of the Board of Directors. No meetings of the Executive Committee were held in 2006.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with the rules of the SEC and Nasdaq. The Audit Committee currently consists of Ms. Stevenson, as Chair, Mr. Browne, Dr. Lovenberg and Mr. Niemiec, who joined the Audit Committee in June 2006. The Board of Directors has determined that Ms. Stevenson, the Chair of the Audit Committee, possesses the attributes of an audit committee financial expert under the rules of the SEC and Nasdaq. The Audit Committee held 11 meetings during the last fiscal year.

The Board of Directors amended its Audit Committee charter in April 2007. A copy of the Audit Committee charter, as amended, is included as Appendix A to this Proxy Statement and is currently available to security holders on our website at www.osip.com.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities to the stockholders, potential stockholders and investment community by overseeing the integrity of our financial statements, including the financial reporting processes, internal accounting and financial controls. In so doing, it is the responsibility of the Audit Committee to foster free and open means of communication among the directors, the independent registered public accounting firm and our financial management. The Audit Committee has the sole authority to, among other things, (i) appoint and dismiss our independent registered public accounting firm, and (ii) approve the amount of fees and other terms of any engagement by us of the independent registered public accounting firm. The Audit Committee’s responsibilities include (i) pre-approving all audit and permitted non-audit services to be performed by the independent registered public accounting firm subject to such procedures as established by the Audit Committee, (ii) obtaining and reviewing, at least annually, a report by the independent registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control or peer review of the firm, (iii) actively engaging in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and (iv) reviewing and approving policies of hiring employees or former employees of the independent registered public accounting firm. The Audit Committee also oversees the annual and quarterly financial reporting processes by reviewing annual reports on Form 10-K and quarterly reports on Form 10-Q, and discussing with management earnings press releases. The Audit Committee also has responsibilities with respect to compliance matters such as a review of our Code of Conduct, establishment of procedures regarding complaints of accounting, internal accounting controls, or auditing improprieties and investigations of such complaints.

Corporate Governance and Nominating Committee

In April 2007, the Board of Directors reconstituted its existing Nominating Committee as the Corporate Governance and Nominating Committee, which currently consists of Mr. Ingram, as Chair, Mr. Costa, Dr. Mehta and Ms. Stevenson. Until February 2006, Mr. White served on the Nominating Committee. In February 2006, the Board accepted Mr. White’s resignation from the Nominating Committee and appointed Ms. Stevenson to the Nominating Committee. In June 2006, the Board appointed Mr. Costa to the Nominating Committee. A copy of the Corporate Governance and Nominating Committee charter is included as Appendix B to this Proxy Statement and is currently available to security holders on our website at www.osip.com.  The Nominating Committee held three meetings during the last fiscal year.

The principal functions of the Corporate Governance and Nominating Committee are to review and select candidates for nomination to the Board of Directors as well as review and oversee our corporate governance practices and affairs. With respect to nominees to the Board of Directors, the Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing, received by the Secretary at least 45 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders, or, if we did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of our common stock which are beneficially owned by each such nominee.

Our Board of Directors has also established certain minimum qualifications for board members, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Corporate Governance and Nominating Committee may consider a variety of other qualities and skills, including (i) expertise in drug research, development and/or commercialization, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of gender, ethnic background, country of citizenship and experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and our charter and bylaws.

The Corporate Governance and Nominating Committee has established a process for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Corporate Governance and Nominating Committee will then initiate the search, working with staff support and seeking input from other directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Corporate Governance and Nominating Committee by the Committee Chairman. The Corporate Governance and Nominating Committee will then prioritize the candidates and determine if the Corporate Governance and Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. To the extent feasible, all of the members of the Corporate Governance and Nominating Committee and the CEO will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Corporate Governance and Nominating Committee for final evaluation. The Corporate Governance and Nominating Committee will meet to consider such recommendations and to approve the final candidate. The Corporate Governance and Nominating Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

With respect to the review and oversight of corporate governance practices and affairs, the Corporate Governance and Nominating Committee has, among others, the following responsibilities and duties: (i) develop and periodically review our corporate governance practices and principles; (ii) evaluate the effectiveness of the Board and make recommendations relating to practices, policies and performance of the Board; (iii) periodically review and assess the structure of the Board and committee functions and composition, including recommending committee assignments for directors and Chairs of committees and overseeing annual self-evaluations of the Board and the committees; (iv) review directorships in other public companies by or offered to directors; (v) review and revise policies for director tenure and retirement; (vi) review, analyze and report to the Board all relationships of the directors with our company that could impair their independence as defined by applicable SEC and Nasdaq rules and regulations in order to assist the Board with its responsibility to make an affirmative determination regarding the independence of directors; and (vii) review and consider conflicts of interests regarding Board members and executive officers and approve related person transactions.

Compensation Committee

The Board of Directors has a Compensation Committee, which currently consists of Mr. Costa, as Chair, Mr. Ingram and Drs. Lovenberg and Mehta. The Board appointed Mr. Costa as Chair of the Compensation Committee in June 2006. The Compensation Committee held nine meetings during the last fiscal year.

The Board of Directors amended its Compensation Committee charter in March 2007. A copy of the Compensation Committee charter, as amended, is currently available to security holders on our website at www.osip.com.

Under the charter, the Compensation Committee is authorized to exercise all power and authority of the Board of Directors with respect to the compensation of employees, including approving the compensation paid to our executive officers and non-employee directors. The Compensation Committee also administers our stock and other incentive equity plans. The Compensation Committee has the authority to delegate any or all of its powers and authority to one or more subcommittees.

The Compensation Committee’s approval of executive compensation is based on a report prepared by our CEO and our Vice President of Human Resources, which consists of a detailed analysis, evaluation and recommendation for the compensation of the executive officers (other than the CEO). Compensation decisions are then made by the Compensation Committee after reviewing the report and after discussing the recommendations with our CEO. For a more detailed discussion of this process, please see the discussion in our “Compensation Discussion and Analysis” section below.

In addition, as part of the Compensation Committee’s oversight of executive compensation, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain independent compensation consultants and other professional advisors to assist it in carrying out its responsibilities. Currently, management has a relationship with Radford, a division of Aon Consulting, Inc., an outside compensation consultant. The Compensation Committee is currently considering whether to restructure the relationship with Radford so that Radford reports directly and independently to the Compensation Committee. For a more detailed discussion of this relationship, please see the discussion in our “Compensation Discussion and Analysis” section below.

Review, Approval or Ratification of Transactions with Related Persons

We have written policies and procedures to address potential or actual conflicts of interest and the appearance that decisions are based on considerations other than the best interests of our company that may arise in connection with transactions with certain persons or entities. Our Policy and Procedures with Respect to Related Person Transactions operates in conjunction with our Code of Conduct and is applicable to all transactions, arrangements or relationships in which (a) the company is a participant; (b) the amount involved exceeds $120,000 and (c) any Related Person has or will have a direct or indirect interest, or Related Person Transactions. A Related Person includes (i) any person who is or was at the beginning of the fiscal year, a director, director nominee or executive officer of our company; (ii) any person who is known to be the beneficial owner of more than 5% of our voting securities; or (iii) any immediate family member (as defined in the SEC rules and regulations) of the foregoing.

All Related Person Transactions are subject to review and approval or ratification by the Corporate Governance and Nominating Committee. Our legal department prepares and maintains schedules of Related Persons and requests and reviews information from directors, director nominees and executive officers regarding relationships that may potentially fall within the definition of Related Person Transactions. In addition, our legal department reviews all agreements into which our company enters against the Related Persons schedules to determine whether further review of the agreement is warranted by the General Counsel who will then determine whether the transaction should be reviewed by the Corporate Governance and Nominating Committee or under certain circumstances, as determined by the General Counsel in consultation with the CEO or the CFO, by the Chair of the Corporate Governance and Nominating Committee.

As part of the review process, the General Counsel and the Corporate Governance and Nominating Committee will take into account, among other factors deemed appropriate, the Related Person’s relationship to our company and interest in and the value of the transaction; the benefits of the transaction to our company; the availability of other sources of comparable products or services; and whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. The Corporate Governance and Nominating Committee, or the Chair, will approve only those Related Person Transactions that are in, or not inconsistent with, the best interests of our company and our stockholders.

Our CEO, CFO and General Counsel are also charged with presenting for ratification to the Corporate Governance and Nominating Committee, or the Chair, any Related Person Transaction that has not been previously approved or ratified. Transactions involving ongoing relationships with Related Persons are reviewed and assessed annually by the Corporate Governance and Nominating Committee to determine if they are in the best interests of our company and our stockholders to continue, modify or terminate the Related Person Transactions. In addition, other than non-discretionary contributions, all proposed charitable contributions or pledges of charitable contributions are subject to review and approval or ratification by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board of Directors.

There were no Related Person Transactions for the year ended December 31, 2006.

Director Policies

Policy Regarding Attendance at Annual Meetings.  We encourage, but do not require, our Board members to attend the annual meeting of stockholders. Eleven of our directors attended our 2006 annual meeting of stockholders.

Retirement Age Policy for Members of the Board of Directors.  The Board of Directors approved a retirement age policy for members of the Board effective as of January 1, 2007. Upon reaching the age of 72, a director is required to submit a letter of resignation to the Chairman of the Board. Upon receipt of a letter of resignation, the Chairman of the Board will refer the letter to the Corporate Governance and Nominating Committee of the Board for consideration. If the Corporate Governance and Nominating Committee, in its discretion, believes that there are circumstances which would justify waiver by the Board of the normal retirement age, it will so recommend to the Board, and the Board will promptly consider such recommendation. If the Board, following a recommendation by the Corporate Governance and Nominating Committee, decides to waive the normal retirement age for a director, such director’s letter of resignation will be deemed to have been withdrawn, and such director shall continue to serve until the next annual meeting of stockholders, assuming that such director is so willing to serve. If the Board fails to act within 30 days following receipt by the Chairman of the Board of the letter of resignation, the letter of resignation shall be deemed to have been accepted as of the 30th day following such receipt. In accordance with the new policy, Dr. Richmond, retired as a director effective January 1, 2007. In addition, Mr. Browne and Dr. Lovenberg submitted letters of resignation to the Board in January 2007. The Board did not accept the resignations of either Mr. Browne or Dr. Lovenberg and requested that they serve until the 2007 Annual Meeting of Stockholders. Mr. Browne and Dr. Lovenberg are not standing for re-election.

Security Holder Communications with the Board of Directors

We have established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

OUR EXECUTIVE OFFICERS

The names and ages of our executive officers and their positions with us are as follows:

Name	Age	Position(s)

Colin Goddard, Ph.D.	47	Chief Executive Officer since October 1998; Board member since October 1998; Chairman of the Board from August 2000 to January 2003; President from September 1997 to September 2000; Executive Vice President and Chief Operating Officer from September 1996 to September 1997; Vice President, Research Operations from April 1995 to September 1996; Vice President, Research Operations, Pharmaceutical Division from December 1993 to April 1995; Director, Pharmaceutical Operations from April 1993 to December 1993; Director, Drug Discovery from April 1992 to April 1993; Program Manager, Drug Discovery from April 1991 to April 1992; Staff Scientist from January 1989 to March 1991.
Michael G. Atieh	53	Executive Vice President, Chief Financial Officer and Treasurer since June 2005; Board member from June 2003 to May 2005; Chairman of Audit Committee from October 2003 to March 2005.
Gabriel Leung	45	Executive Vice President since May 2003; President, (OSI) Oncology since April 2005.
Anker Lundemose, M.D., Ph.D., D.Sc.	45	Executive Vice President and President of (OSI) Prosidion since April 2005; CEO of Prosidion since February 2003.
Paul G. Chaney	49	Executive Vice President and President of OSI (Eyetech) since May 2006; Chief Operating Officer of OSI (Eyetech) from November 2005 to April 2006.
Neil Gibson, Ph.D.	51	Vice President and Chief Scientific Officer since September 2005; Vice President, Research from October 2002 to September 2005; Vice President, U.S. Research from August 2001 to October 2002; Senior Director, Cancer Discovery from January 2001 to August 2001.
Robert L. Simon	62	Executive Vice President, Chemistry, Development and Manufacturing since December 2006; Executive Vice President, Core Development and Manufacturing from April 2005 to December 2006; Vice President, Global Regulatory Affairs and CMC from January 2002 to April 2005.
Barbara A. Wood, Esq.	45	Vice President and General Counsel since April 2001; Secretary since January 2004.

Set forth below is a biographical description of each executive officer based on information supplied by such executive officer:

Colin Goddard, Ph.D., see “Election of Directors.”

Michael G. Atieh joined us as Executive Vice President, Chief Financial Officer and Treasurer in June 2005. He served on our Board from June 2003 to May 2005 and served as Chairman of our Audit Committee from October 2003 to March 2005. He was Group President of Dendrite International Inc. from July 2001 to February 2004. From October 2000 to July 2001, he was Senior Vice President and Chief Financial Officer of Dendrite. Mr. Atieh began his career in July 1975 at Arthur Young & Company (now Ernst & Young). In July 1981, Mr. Atieh joined Merck & Co. Inc. where, from July 1981 to April 1994, he served in a variety of roles including Director of Accounting Standards; Director of Accounting; Director of Investor Relations; Vice President Government Relations;

Treasurer; and Vice President, Public Affairs. From April 1994 to December 1998, Mr. Atieh was at the Merck-Medco Managed Care Division of Merck with his last position as Senior Vice President, Sales and Business Development. From January 1999 to October 2000, he was Vice President and General Manager-Medicare Business Initiative of Merck’s U.S. Human Health Division. Mr. Atieh is currently a member of the board of directors and the Audit Committee of ACE Limited.

Gabriel Leung was appointed our Executive Vice President and President, Oncology Business in May 2003. In April 2005, Mr. Leung was named President of (OSI) Oncology. Prior to joining us, Mr. Leung was Group Vice President of Global Prescription Business at Pharmacia Corporation where he was employed from February 1999 to May 2003 and was a member of the CEO’s Operating Committee from May 2001 to April 2003. He headed Pharmacia’s Global Oncology Franchise where his responsibilities included medical affairs, marketing and sales worldwide in over 80 countries. Mr. Leung also co-chaired the Oncology Development Committee, which oversaw all oncology research and development projects and portfolio strategies. Prior to his employment with Pharmacia, Mr. Leung was at Bristol-Myers Squibb Company where he led the growth of Taxol® and Paraplatin® into the then first and second best-selling chemotherapeutic agents in the United States. Mr. Leung is a pharmacist and trained at the University of Texas at Austin where he earned his B.S. degree with High Honors. He attended graduate school at the University of Wisconsin-Madison where he earned his M.S. degree in Pharmacy, with concentration in pharmaceutical marketing. Mr. Leung is an active member of C-Change, a national initiative chaired by former U.S. President George H. Bush and Mrs. Barbara Bush with the goal of reducing cancer mortality and incidence in the United States. Mr. Leung is also a member of the CEO Roundtable on Cancer, under which he chairs a special task force to design a new R&D paradigm to help expedite oncology drug discovery and development. In January 2007, Mr. Leung was appointed by the directors of the National Cancer Institute as a member of the NCI Clinical Trial Advisory Committee.

Anker Lundemose, M.D., Ph.D., D.Sc. (Medicine), was named our Executive Vice President and President of (OSI) Prosidion, our diabetes and obesity business, in April 2005. Since February 2003, he has been the CEO of Prosidion, our wholly-owned U.K.-based subsidiary through which our diabetes and obesity business operates. Dr. Lundemose is co-founder of several companies including Symphogen A/ S. He has broad and extensive experience within medical sciences and business obtained from his positions held in both academia and the biotechnology and pharmaceutical industries. Previous positions include CEO of Pantheco A/ S from December 1998 to January 2003; Associate Director, Business Development, Novo Nordisk from October 1997 to November 1998; Manager, Business Development, Novo Nordisk from January 1996 to September 1997; and Head of Diabetes Biology, Novo Nordisk from June 1994 to December 1995. He received an M.D. in 1988 from the University of Aarhus, Denmark and from 1988 to 1992, under sponsorship from The Wellcome Trust, studied a Post Doctorate at University of Birmingham, England. He obtained a Ph.D. degree (Molecular Microbiology) in 1990 and a Doctor of Science degree in 1994, both from University of Aarhus, Denmark. Dr. Lundemose holds a Diploma in “Management of Drug and Device Development” from Scandinavian International Management Institute. He is also a member of the board of directors of Prosidion Limited and OSI Pharmaceuticals (UK) Limited.

Paul G. Chaney was appointed our Executive Vice President and President of OSI (Eyetech), our eye disease business, effective May 1, 2006. Mr. Chaney joined us in November 2005 as Chief Operating Officer of (OSI) Eyetech upon our acquisition of Eyetech Pharmaceuticals, Inc. Prior to joining us, Mr. Chaney was Chief Operating Officer of Eyetech since August 2003. Mr. Chaney has more than 25 years of experience in the pharmaceutical industry, including from 1996 to August 2003, serving in various senior management positions at Pharmacia Corporation, a pharmaceutical company acquired by Pfizer Inc. in April 2003, where he was responsible for the launch of several ophthalmic products, including Tecnis®, Xalatan® and Xalcom®. More specifically, from July 2002 to August 2003, Mr. Chaney served as Vice President, Global Commercial Operations Ophthalmology Franchise; from May 2001 to June 2002, he served as Vice President, Global Ophthalmology Business; from February 2000 to April 2001, he served as Vice President, Global Pharmaceutical Ophthalmology; from February 1998 to February 2000, he served as Business Director, Ophthalmology, North America; and from February 1996 to February 1998, he served as Director, U.S. Ophthalmology Business. Mr. Chaney received a double B.A. with honors in English and Biological Sciences from the University of Delaware.

Neil Gibson, Ph.D., was appointed our Vice President and Chief Scientific Officer in September 2005. Prior to this, Dr. Gibson served as our Vice President, Research from October 2002 to September 2005; Vice President of

U.S. Research from August 2001 to October 2002; and as Senior Director of Cancer Discovery from January 2001 to August 2001. Prior to joining us, Dr. Gibson served as Director of Cancer Research at Bayer Corporation in West Haven, Connecticut, from May 1997 until January 2001. Prior to May 1997, Dr. Gibson served as a Senior Research Investigator in Pfizer Inc.’s cancer discovery group. Dr. Gibson enjoyed a successful academic career in cancer research, holding various positions at the University of Southern California, the AMC Cancer Research Center in Denver, Colorado, Fox Chase Cancer Center in Philadelphia, Pennsylvania and the National Cancer Institute in Bethesda, Maryland. Dr. Gibson has served on the National Cancer Institute’s Experimental Therapeutics Study Section and has been actively involved with the American Association of Cancer Research. Dr. Gibson received his Ph.D. in cancer pharmacology from the University of Aston in Birmingham, U.K.

Robert L. Simon was named Executive Vice President, Chemistry, Development and Manufacturing in December 2006. Prior to that, Mr. Simon served as Executive Vice President, Core Development and Manufacturing from April 2005 to December 2006. Mr. Simon also served as our Vice President of Global Regulatory Affairs and CMC from January 2002 to April 2005. Mr. Simon served with Gilead Sciences, Inc. as Vice President Global Regulatory Affairs from July 2000 to December 2001. Prior to that, Mr. Simon served as Vice President Worldwide Regulatory Affairs at Bristol-Myers Squibb Company from November 1997 to July 2000. At Bristol-Myers Squibb, he was responsible for all Chemistry, Manufacturing and Controls (CMC) regulatory activities worldwide for both marketed products and new drug registration. From January 1987 to October 1997, Mr. Simon held various other regulatory affairs positions at Bristol-Myers Squibb. Mr. Simon holds a B.S. degree in Chemistry from California State University and has had Executive Management training from the Levinson Institute. He also helped co-found the Regulatory Sciences Section of the American Association of Pharmaceuticals Scientists.

Barbara A. Wood, Esq., was appointed our Vice President and General Counsel in April 2001 and our Secretary in January 2004. Prior to joining us, Ms. Wood was a partner at Squadron, Ellenoff, Plesent and Sheinfeld, LLP, a New York law firm which is now part of Hogan & Hartson LLP, where she commenced her legal career in September 1987. While at Squadron, Ms. Wood specialized in mergers and acquisitions, licensing and securities law matters. She holds a B.A. degree in classics and economics from Connecticut College and a law degree from Columbia Law School where she was a Harlan Fiske Stone Scholar.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy

Our long-term success as a company depends on our ability to discover, develop and commercialize innovative molecular targeted therapies addressing major unmet medical needs in oncology, diabetes and obesity. In order to achieve these goals, we must continue to attract, motivate and retain highly skilled and talented employees at all levels of our company. We therefore are committed to providing a competitive total compensation package to all employees, including our executive officers, which rewards their performance and contributions towards achieving corporate and individual goals, and provides an appropriate mixture of current pay and long-term incentive compensation.

Our compensation policies for executive officers are based on the same principles that guide our compensation programs for all employees:

•	We promote a “pay for performance” culture by providing a compensation structure which effectively distinguishes between different levels of performance. Annual performance-based and long-term incentive compensation together comprise the majority of compensation paid to our executive officers.

•	Compensation is based on the achievement of clearly defined corporate and individual objectives, and appropriately rewards employees for accomplishing these goals. The corporate component of compensation is more heavily weighted for executive officers, as they have a greater ability to influence our company’s results.

•	We strive to make our compensation decisions fair, balanced and easily understood by all of our employees. We communicate openly with our employees regarding our compensation process, pay structure and performance objectives.

•	An executive officer’s compensation reflects the value of his or her position at our company. We seek to offer a level of compensation to our executive officers that is competitive with the compensation paid by our peer group of companies.

•	In addition to rewarding the achievement of annual objectives, our compensation policies provide our executive officers with incentives to remain with the company to meet our long-term goals.

We review our compensation program on an annual basis to confirm that it continues to support our corporate objectives, including whether such program is sufficient to attract and retain the level of talent we need to remain competitive within our industry.

Oversight of Our Executive Compensation Program

As previously discussed in this Proxy Statement, our Board of Directors has established a Compensation Committee comprised of independent directors to approve all matters relating to the compensation of our executive officers and non-employee directors as well as certain matters for all employees.

Independent Compensation Consultant

For 2006, our management engaged Radford, a division of Aon Consulting, Inc., as outside compensation consultant to advise us on matters related to the compensation of our non-employee directors, executive officers and other employees. In this capacity, Radford provided us with market data and recommendations on best practices regarding compensation programs and structures. The Compensation Committee is currently considering whether to restructure the relationship with Radford so that Radford reports directly and independently to the Compensation Committee.

Executive Compensation Process

Approximately five years ago, we engaged Watson Wyatt Worldwide to review our existing compensation policies and procedures for all of our employees, including our executive officers. At that time, we went through an extensive job leveling exercise to ensure that our positions were assigned to the appropriate grade level within our system. We purposely set out to link pay ranges to objective, relevant factors such as skill level, competencies and job description. The end result of these efforts was the creation of our performance management process.

Our performance management process is at the core of our compensation policy for both our executive officers and all other employees. This process seeks to align the efforts of our employees, including our executive officers, with our corporate objectives through the use of measurable corporate and individual goals. The key elements of our performance management process are as follows:

•	Establishment of Objectives. For our executive officers, the establishment of objectives is closely tied to our annual business planning and budget process to ensure that the goals of our executive officers are aligned with our corporate objectives. In the fourth quarter of each year, our management prepares an annual business plan and budget for the review and approval by our Board of Directors which sets forth our principal corporate and strategic objectives for the coming fiscal year, both on a departmental and company-wide basis. These objectives then become the principal measures of each executive officer’s performance for the coming year.

•	Behavioral Evaluations. We utilize a behavioral evaluation model to assess those interpersonal skills we believe are necessary for success at our company. The skills we evaluate for our executive officers include problem solving and analysis, management and leadership, judgment and decision making, results orientation and collaboration and communication. The results of these behavioral evaluations are then factored into the performance rating for each executive officer as discussed below.

•	Year-End Assessment. Prior to the conclusion of each fiscal year, our Vice President of Human Resources prepares for our CEO a compensation analysis for each of our executive officers. This analysis includes the total compensation paid to each executive officer for the previous year, and an analysis of the compensation paid by our peer group of companies for comparable positions.

•	Performance Measurement of our Executive Officers. The CEO is responsible for evaluating the performance of the other executive officers. Their performance is principally measured against the achievement of the key corporate objectives outlined in our annual business plan, with a particular emphasis on those corporate objectives of particular relevance to the individual executive’s area of responsibility. Considerable weight is also given to the executive officer’s performance in responding to business events and circumstances that occur in any given year and impact the potential achievement of key objectives or require effective response to emerging challenges in meeting those key objectives within his or her areas of responsibility. The executive officers’ performance in managing the functional areas of responsibility and their teams, as well as their contribution to the executive management committee’s collective efforts in managing the business, represent another primary area of emphasis in assessing performance rating by the CEO.

•	Performance Measurement of the CEO. The CEO does not evaluate his own performance or make recommendations to the Board regarding his compensation; this assessment is provided by the Compensation Committee. The CEO’s performance is primarily driven by his performance against the key objectives in the annual business plan and by the CEO’s leadership in response to business events and circumstances that occur in any given year that impact overall company performance. Consideration is given to timely and effective decision making and to appropriate, effective and timely communication and involvement of the Board in material corporate decisions. In assessing the CEO’s performance, a greater emphasis is placed on our stock performance and external perceptions of the organization than for the other executive officers.

•	Performance Ratings. Once the performance measurement process is complete, the CEO assigns a performance rating to each executive officer other than the CEO. We employ a five point rating scale for all of our employees, including our executive officers. The ratings are then used to determine the amount of merit increase of base salary, annual bonus and equity grants to be awarded to each employee in the manner discussed below. The performance of the executive officers under this formula is assessed by the CEO who recommends a rating for each executive officer (other than the CEO) to the Compensation Committee for subsequent discussion. The Compensation Committee determines a performance rating for our CEO based on the criteria discussed above.

Once the performance rating for each executive officer is determined, our Vice President of Human Resources engages in the following procedures to assist the CEO in making compensation recommendations to our Compensation Committee for each executive officer:

•	Benchmarking. Each year, we go through considerable effort to assess compensation trends in the marketplace and any impact this may have on our approach to compensation. We target the total cash compensation (i.e., base salary and bonus) for each of our executive officers so that it is between the 50th and 60th percentile of the market total cash compensation for comparable positions as determined through our benchmarking procedures described above. To ensure that our executive officer compensation is competitive in the marketplace, we benchmark ourselves against a peer group drawn from several nationally recognized surveys of companies within the biotechnology and pharmaceutical industries. Our peer group currently consists of the following companies: Neurocrine Biosciences, Inc., MGI Pharma, Inc., ICOS Corporation, PDL BioPharma, Inc., ImClone Systems Incorporated, Millennium Pharmaceuticals, Inc., Cephalon, Inc., Sepracor Inc., MedImmune Inc., Celgene Corporation, Genzyme Corporation, Biogen Idec Inc., Gilead Sciences, Inc., Amgen Inc. and Genentech, Inc. We believe that our peer group is representative of the market in which we compete for talent. Our group of peer companies remained fairly constant from 2005 to 2006, providing a consistent measure for benchmarking compensation. We previously have also reviewed data from the Mid-Cap Pharmaceutical Executive Compensation Report produced by the Hay Group. For our U.K.-based employees and executive officer, we rely on the Alan Jones & Associates survey. We also review data from the ORC Worldwide compensation survey and, for our directors’ fees, we consult with Radford, who advises us on director compensation by our peer group of companies.

•	Internal Relativity Review. We review the total compensation package for each of our employees, including our executive officers, to ensure that such compensation reflects appropriate pay differences for different job levels.

•	Compensation Committee Report. Upon completion of both our performance management process and our benchmarking and internal relativity analysis, the compensation recommendations of our CEO for each executive officer are compiled into a detailed report which is provided to our Compensation Committee for review and approval. The Compensation Committee discusses with the CEO the compensation recommendations for the executive officers (other than the CEO). The Compensation Committee then acts on the CEO’s recommendations and reports such actions to the Board. Throughout the fiscal year, executive performance is discussed at the executive sessions of the Board and such discussions are taken into account by the Compensation Committee.

Elements of our Compensation Program for 2006

Our compensation program for executive officers is comprised of the same four primary components that we provide to our other employees, depending on their position and grade level — base salary, annual cash bonuses, equity awards and benefits. Our Compensation Committee believes that these elements provide an appropriate mixture of current and long-term incentives to best achieve our compensation objectives discussed above.

     Base Salary

Base salary represents the guaranteed portion of the executive officer’s annual compensation. For 2006, the overall budget for base salary increases for all of our employees was established through our annual budget process. This was done by evaluating our company’s performance in 2005 and projected performance for 2006, as well as economic factors and the compensation practices of our peer group of companies. The Compensation Committee considered management’s recommendations and approved the amount of the increase for all employees and then reviewed and approved the CEO’s recommendations for individual merit increases for each of our executive officers. The average merit increase for executive officers in 2006 was 3.5%. By comparison, the average merit increase for our employees other than our executive officers in 2006 was 4%. The Board of Directors subsequently approved the amount of base salary increases for all employees as part of the process of approval of the annual budget.

     Cash Bonuses

We have established a discretionary annual cash bonus program for all of our employees, including our executive officers. The bonus targets, which are a percentage of base salary, for all of our executive officers are based upon their respective grade levels. The amount of bonus actually paid to our employees, including the executive officers (other than our CEO), is a function of the corporate and individual performance measures. The CEO’s bonus is based entirely on corporate performance measures. Consistent with our compensation objectives, a larger portion of the bonuses for our executive officers is tied to corporate performance as compared to individual performance. In addition, the performance of their respective department(s) or function group(s) is the largest component in measuring the individual performance for executive officers (other than the CEO).

The actual amount of the bonuses paid to our executive officers, including our CEO, varies depending upon the company performance and, for executive officers other than the CEO, such executive officers’ individual performance. As discussed more fully below, the corporate component has historically ranged between 80% and 150% of the corporate component target and the individual performance component ranges between 90% and 120% of the individual performance component target depending upon an executive’s individual performance rating. The table below sets forth the bonus targets (as a percentage of base salary) for each of our named executive officers for 2006, as well as the proportion of the bonus target that is based on the achievement of corporate and individual objectives.

We have excluded David R. Guyer, M.D., as he did not receive a bonus for 2006 due to his resignation from the company in May 2006.

			Proportion of	Proportion of
	Bonus Target		Target Based on	Target Based on
Named Executive Officer	(% of Base Salary)		Corporate Performance	Individual Performance

Colin Goddard, Ph.D.	100%		100%	—
Michael G. Atieh	50	%(1)	80%	20%
Gabriel Leung	50%		80%	20%
Anker Lundemose, M.D., Ph.D., D.Sc.	50%		80%	20%
Paul G. Chaney	50%		80%	20%

(1)	Mr. Atieh’s employment agreement provides that he is eligible for an annual incentive target bonus between $200,000 and $300,000.

The corporate component of the annual cash bonus is discretionary and is fixed each year by our Compensation Committee after receiving the recommendations of our CEO. In determining the corporate performance for the year, the CEO provides the Compensation Committee with an assessment of performance of our executive officers against the key corporate objectives outlined in the annual business plan and adds, for the Compensation Committee’s consideration, a discussion of the company’s performance in regards to events and circumstances that occur in any given year which had an important impact on the business. Given our stage of development, we measure our corporate performance against the specific objectives and goals set forth in our confidential business plan, as opposed to set financial metrics. The goals typically reviewed by the Compensation Committee relate to financial performance, progress of key programs supporting Tarceva®, progress of our R&D pipeline, cost management, effective and timely decision making in the face of developing events and stock performance. The CEO provides the Compensation Committee with a discussion weighting the relative events and importance of individual goals and a recommendation on the corporate performance. The Compensation Committee discusses the relative merits of the CEO’s recommendations prior to setting the corporate component of the bonus. The corporate component of the annual cash bonus is targeted at 100%, but has ranged from 80% to 150% of the corporate component target based upon the performance of our company. In 2006, the Compensation Committee set the corporate component at 100%.

The individual component of the annual cash bonus is based on the executive officer’s individual performance rating, determined in the manner discussed above. For 2006, the individual performance component of the annual cash bonus was set at 100% for executive officers who received one of the top three performance ratings. In 2006, each of our executive officers received one of the top three performance ratings, resulting in an individual performance component of 100% for each them.

Given the market performance of Macugen® (pegaptanib sodium injection), and our resulting decision to exit the eye disease business we acquired through our acquisition of Eyetech Pharmaceuticals, Inc. in November 2005, Dr. Goddard declined the 2006 bonus recommended by the Compensation Committee and did not receive a merit increase to his base salary.

     Equity Awards

We grant equity awards of stock options, restricted stock and restricted stock units to our employees and non-employee directors under our Amended and Restated Stock Incentive Plan. We believe that the long-term nature of these awards serve an important role in retaining and motivating our employees, and focusing our executive officers on maximizing stockholder value. Our equity compensation program was developed with the assistance of Watson Wyatt, who helped us devise criteria and formulas for the program to ensure consistency in grants to each of our employees, based upon their respective position and associated grade levels in our company. Typically, we grant equity awards once a year to our employees, usually in December.

Most of our employees, including all of our executive officers, received an annual equity grant in December 2006. The total amount of equity to be granted was initially determined by our CEO in consultation with our Vice President of Human Resources, and then recommended to our Compensation Committee for approval. The exercise price for all stock options was set at the closing price of our common stock on the date that the Compensation Committee approved this annual grant, with such approval date serving as the date of grant.

Equity grants to our executive officers are formula based and designed to provide a level of equity compensation that is at the approximate 50th percentile of that awarded by our peer group of companies. We determine the value of the grants provided to each executive officer by assigning such executive officer with a fixed grant percentage based on his or her grade level and then multiplying this percentage by his or her annual salary. For 2006, we engaged Radford to take the resulting award values for each of our executive officers, and calculate a corresponding mix of stock options and equity grants using a Black Scholes valuation model. The number of stock options and restricted stock units received by each executive officer then was increased or decreased from his or her formula grant amount based on the individual performance rating received by the executive officer. For 2006, our executive officers received either 100% or 75% of their formula grant, based on their individual performance ratings.

In prior years, our equity compensation program for employees consisted entirely of stock option grants and, in rare cases, restricted stock. In 2006, based on the recommendation of Radford, our Compensation Committee restructured our equity compensation program for executive officers and senior management to include a mixture of stock options and restricted stock or restricted stock units. We believe that providing these combined grants effectively balances our objective of focusing our executive officers on delivering long-term value to our stockholders, while recognizing the potential for volatility in our stock price that is inherent in all biotechnology companies. Further, the use of restricted stock and restricted stock unit awards is typically less dilutive to our stockholders compared to stock options grants because we are able to award fewer shares of restricted stock or restricted stock units to deliver an approximately equivalent financial value to the recipient. Stock options only have value to the extent that our stock increases in value after the grant date of the options, and thus only serve as an effective incentive if our share price continues to increase. Restricted stock and restricted stock units offer our executive officers the ability to automatically realize value upon vesting, and therefore continue to serve as a motivational tool even if our stock price decreases. As a result, for our annual equity grant in December 2006, we provided each executive officer with an equity grant comprised of options and restricted stock units based upon a formula of one restricted stock unit for every three stock option grants, reflecting an approximately equal split in value between restricted stock units and stock options as determined in accordance with SFAS 123(R).

In December 2005, our executive officers did not receive an annual equity grant based upon a recommendation by the CEO to the Compensation Committee that the executives should not receive equity grants until the Board of Directors determined that our executive officers were demonstrating an effective response to managing events following the conclusion of our acquisition of Eyetech in November 2005. In June 2006, our Board determined that our executive officers were effectively managing the adverse effects of the Eyetech transaction, and as a result, our executive officers received a grant of stock options and restricted stock in mid-2006. Our executive officers then received their annual equity grant for 2006 in December 2006.

     Benefits

We maintain medical, dental, vision, accidental death, disability, life insurance, a 401(k) plan and other customary benefits for all of our employees, as well as customary vacation, leave of absence and similar policies. Our executive officers are entitled to participate in these programs on the same basis as our other employees.

     Perquisites

We provide very few perquisites to our executive officers. In 2006, certain of our named executive officers received a leased car or car allowance, reimbursement of relocation expenses, legal fees and home security systems. The specific perquisites provided to our named executive officers in 2006 are set forth below in our Summary Compensation Table below.

Severance Benefits

Each of our executive officers has entered into an agreement with our company which provide such executive officers with severance payments and other benefits in the event of change in control of our company. We believe these agreements help to align the interests of our executive officers with those of our stockholders by allowing our executive officers to focus on strategic transactions that may be in the best interest of our stockholders without undue concern regarding the effect of such transactions on their continued employment. The specific severance benefits payable to our named executive officers are set forth below under “Potential Payments Upon Termination or Change-in-Control.”

Deferred Compensation Plan

We are currently working with Merrill Lynch to adopt a deferred compensation plan for our directors, executive officers and other senior-level employees. The plan will permit participants to defer on a pre-tax basis the receipt of up to 80% of their annual base salary and 100% of their bonus into a trust account established with Merrill Lynch. The plan allows participants to save for retirement in a tax efficient manner with minimal incremental cost to our company. Our Board of Directors approved the plan in April 2007, and we expect to begin enrolling participants in mid-2007.

Other Matters

Share Retention Guidelines; Hedging Prohibition

In December 2003, the Compensation Committee adopted a policy which encourages share ownership by our senior management. The purpose of the policy is to encourage our senior management to hold between 6,500 and 10,000 shares of our common stock depending upon the individual’s grade level. In addition, Dr. Goddard agreed to hold at least 15,000 shares of our common stock. Each of our named executive officers currently holds in excess of 10,000 shares of our common stock, with Dr. Goddard holding in excess of 80,000 shares of our common stock.

Our executive officers are not permitted to hedge their economic exposure to our common stock.

Deductibility Cap on Executive Compensation

U.S. federal income tax law prohibits the company from taking a tax deduction for certain compensation paid in excess of $1,000,000 to the named executive officers listed in the Summary Compensation Table below. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by stockholders and meet other requirements. Our policy is to qualify our incentive compensation programs for full corporate deductibility to the extent feasible and consistent with our overall compensation goals as reflected in the summary compensation table below.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Santo J. Costa, Chair of the Compensation Committee
Robert A. Ingram
Walter M. Lovenberg, Ph.D.
Viren Mehta

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned, received or recognized as compensation expense under Statement of Financial Accounting Standard No. 123 (revised 2004), “Share Based Payment,” or SFAS 123(R), during 2006 by each of our named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Summary Compensation Table
for Fiscal Year Ended December 31, 2006

					Stock		Option		All Other
Name and		Salary	Bonus		Awards		Awards		Compensation		Total
Principal Position	Year	($)	($)(a)		($)(b)		($)(c)		($)		($)

Colin Goddard, Ph.D.	2006	611,538	—	(d)	73,976		1,085,512		134,451	(e)	1,905,478
Chief Executive Officer and Director
Michael G. Atieh	2006	411,309	205,000		140,859	(f)	1,002,616		306,460	(g)	2,066,244
Executive Vice President, Chief Financial Officer and Treasurer
Gabriel Leung	2006	400,000	204,000		30,996		825,068		68,766	(h)	1,528,831
Executive Vice President and President, (OSI) Oncology
Anker Lundemose, M.D., Ph.D., D.Sc.	2006	360,750	185,000		30,996		641,669		82,892	(j)	1,301,307
Executive Vice President and President, (OSI) Prosidion(i)
Paul G. Chaney	2006	356,346	182,000		934,118	(k)	156,500		7,500	(l)	1,636,464
Executive Vice President and President, (OSI) Eyetech
David R. Guyer, M.D.	2006	197,218	—		226,372	(n)	1,713,025	(o)	309,393	(p)	2,446,008
Former Executive Vice President and Chief Executive Officer, (OSI) Eyetech (Resigned)(m)

(a)	See the “Compensation Discussion and Analysis” section for a discussion of how the bonus amounts were determined.

(b)	Stock awards consist of grants of restricted stock and restricted stock units. The amounts reflected in this column represent compensation expense recorded in the income statement for fiscal year 2006 pursuant to SFAS 123(R).

(c)	The amounts reflected in this column represent compensation expense recorded in the income statement for fiscal year 2006 as provided under SFAS 123(R). Note that the December 2006 changes to the SEC’s executive compensation disclosure rules provide that compensation to a named executive officer resulting from stock option grants is determined by the compensation expense that we record in our financial statements for 2006 with respect to such grants. Under SFAS 123(R), we recognized compensation expense in 2006 based on the value of that portion of stock option grant that relates to the services provided by the grant recipient in 2006. To determine the value of stock option awards, we use a Black Scholes pricing model to value stock options at the time of their grant. This model requires us to estimate the future value of our stock price based in part on the historic price volatility of our stock. Given the significant volatility in our stock price, the volatility factor used to value our stock option grants has ranged in recent years from 78% in 2004 to 55% in 2006. Higher volatility factors result in a higher potential future value assigned to the stock option grants. These values are not necessarily reflective, however, of the value that the option holder may actually realize upon the exercise of the stock option. For example, the Summary Compensation Table reflects a 2006 compensation expense of $598,491 related to a 2004 grant of 50,000 stock options to Dr. Goddard with an exercise price of $67.63. This exercise price is significantly above the highest sale price reported in 2006 for our common stock on the Nasdaq Global Select Market of $43.17.

(d)	Given the market performance of Macugen® (pegaptanib sodium injection), and our resulting decision to exit the eye disease business we acquired through our acquisition of Eyetech Pharmaceuticals, Inc. in November 2005, Dr. Goddard declined the 2006 bonus recommended by the Compensation Committee and did not receive a merit increase to his base salary.

(e)	Consists of a car allowance of $6,351, a 401K plan match of $6,601, expenses relating to a home security system of $86,697 (due to multiple home protests conducted by animal rights activists) and legal services of $31,802 related to the preparation of Dr. Goddard’s employment agreement.

(f)	Consists of $111,180 of compensation expense resulting from 3,000 shares of restricted stock which vested in 2006 and $29,679 of compensation expense related to the grant of 6,700 shares of restricted stock and 5,025 restricted stock units in 2006.

(g)	Consists of a 401K plan match of $6,662 and a reimbursement of relocation and temporary living expenses of $299,798 (including a $66,355 gross up for taxes).

(h)	Consists of a 401K plan match of $6,617, a car allowance of $8,120 and a reimbursement of relocation expenses of $54,028 (including a $19,255 gross up for taxes).

(i)	Compensation amounts have been converted from British Pounds to U.S. dollars using the average exchange rate for the year ended December 31, 2006 of U.S. $1.85 per £1.

(j)	Consists of a car allowance of $26,640, 401K plan contribution of $43,290, tax services of $10,943 and telephone expenses of $2,019.

(k)	Consists of compensation expense required to be recognized in our financial statements for 2006 under SFAS 123(R) with respect to certain awards of restricted stock of Eyetech made to Mr. Chaney prior to our acquisition of Eyetech in November of 2005. Under the terms of the merger agreement with Eyetech, upon the merger, each outstanding share of Eyetech restricted stock issued prior to the merger was converted to .12275 shares of OSI restricted stock and the right to receive $15 in cash consideration, subject to the vesting schedule that applied to the Eyetech restricted stock awards made prior to the merger. The amount shown in the above table reflects the compensation expense required to be recognized under SFAS 123(R) upon the vesting of these converted restricted stock awards in 2006 as well as the $15 per share cash consideration paid in 2006 upon the vesting of such shares of restricted stock.

(l)	Consists of a 401K plan match of $7,500.

(m)	Dr. Guyer resigned from OSI in May 2006.

(n)	Represents the sum of the value of our common stock issued to Dr. Guyer upon vesting of his Eyetech restricted shares (calculated in the manner described in footnote (c) above) plus the cash component of the Eyetech merger consideration. See footnote (k) above for a discussion of the Eyetech restricted shares.

(o)	Represents the expense recognized by us upon the deemed modification of Dr. Guyer’s stock option grant when his status changed from employee to consultant in May 2006 resulting in an expense charge for the full amount of the option grant. Dr. Guyer’s stock option grant continues to vest in accordance with its original terms of grant.

(p)	Includes consulting fees earned by Dr. Guyer during 2006 pursuant to a consulting agreement we entered into with him effective as of May 2, 2006 following his resignation. Under the consulting agreement, Dr. Guyer agreed to provide certain transitional and consulting services to us and our Board of Directors in the field of ophthalmology and has agreed to certain non-competition, non-solicitation and nondisclosure agreements. During the first year of the consulting agreement, Dr. Guyer was paid $775,000, which consisted of compensation for transition services to be provided to the Company and an annual retainer for services to be provided to our Board of Directors. For services provided during the remaining three years of the consulting agreement, Dr. Guyer will be paid an annual retainer of $250,000 for services to be provided to our Board of Directors. All amounts remaining to be paid under the consulting agreement will become immediately due and payable in the event a change of control of our company occurs during the term of the consulting agreement.

Employment Agreements with Named Executive Officers

The following is a summary of the material employment arrangements with our current named executive officers. Termination and change of control rights under these arrangements are discussed separately below under “Potential Payments Upon Termination or Change of Control.”

Colin Goddard, Ph.D.

We entered into an employment agreement, dated as of June 14, 2006, as amended on June 21, 2006, with Colin Goddard, Ph.D. The agreement has a fixed initial term of three years and provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $600,000, which may be increased at the discretion of the Board of Directors. Dr. Goddard’s base salary remains at $600,000 for 2007. In addition, Dr. Goddard is eligible for an annual discretionary incentive bonus which is targeted at 100% of his base salary and is entitled to receive other customary fringe benefits generally available to our executive employees. The agreement prohibits Dr. Goddard, during the term of his employment and for a period of six months thereafter, from engaging in any activity in which confidential information obtained during the course of his employment would by necessity be disclosed, or soliciting OSI’s employees or customers.

Michael G. Atieh

We entered into an employment agreement, dated as of April 21, 2005, as amended and restated on May 31, 2005, with Michael G. Atieh. The employment agreement has a fixed term of three years and provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $410,000, which may be increased at the discretion of the Compensation Committee. For 2007, Mr. Atieh’s base salary is $425,000. In addition, Mr. Atieh is eligible for an annual incentive target bonus between $200,000 and $300,000 and is entitled to receive other customary fringe benefits generally available to our executive employees. Upon the execution of his employment agreement, Mr. Atieh received options to purchase 150,000 shares of our common stock, vesting one-third after one year and the balance vesting monthly in equal amounts over the ensuing four years, as well as 15,000 shares of restricted common stock which vest at 20 percent per year over a period of five years. Mr. Atieh also received a relocation package. The agreement prohibits Mr. Atieh, during the term of his employment and for a period of one year thereafter, from engaging in any activity in which confidential information obtained during the course of his employment would by necessity be disclosed, or soliciting OSI’s employees or customers.

Gabriel Leung

On May 16, 2003, we entered into an employment agreement with Gabriel Leung. The agreement has a fixed term of three years and provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $350,000, which may be increased at the discretion of the Compensation Committee. For 2007, Mr. Leung’s base salary is $420,000. In addition, Mr. Leung is eligible for an annual discretionary incentive bonus of up to 50% of his base salary and is entitled to receive other customary fringe benefits generally available to our executive employees. Mr. Leung also received a relocation package. The agreement prohibits Mr. Leung, during the term of his employment and for a period of one year thereafter, from engaging in any activity in which confidential information obtained during the course of his employment would by necessity be disclosed, or soliciting OSI’s employees or customers.

Anker Lundemose, M.D., Ph.D., D.Sc.

On May 1, 2004, Prosidion entered into an employment agreement with Anker Lundemose, M.D., Ph.D., D.Sc. Such employment agreement was superseded in September 2005 with a service contract. The service contract provides for a minimum base salary of £175,000 per annum, which may be increased at the discretion of the Compensation Committee. For 2007, Dr. Lundemose’s base salary is £195,000. In addition, Dr. Lundemose is eligible for an annual discretionary incentive bonus which is targeted based on his grade level and is entitled to receive other customary fringe benefits generally available to our executive employees. The service contract also provides that Dr. Lundemose will receive, on an annual basis, options to purchase a number of shares of our common stock to be determined by our Compensation Committee.

Paul G. Chaney

On August 21, 2005, in connection with the proposed acquisition of Eyetech, we entered into an employment letter with Paul G. Chaney. The employment letter provided that upon consummation of the merger, Mr. Chaney was entitled to an annual base salary of $340,000, as well as a retention bonus of $75,000 if Mr. Chaney continued to be employed by OSI on February 14, 2007. On May 3, 2006, we entered into an employment agreement with Paul G. Chaney which superseded his employment letter. The agreement has a fixed term of three years and provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $365,000, which may be increased at the discretion of the Compensation Committee, and continued to provide for his retention bonus. For 2007, Mr. Chaney’s base salary is $378,500. The agreement prohibits Mr. Chaney, during the term of his employment and for a period of one year thereafter, from engaging in any activity in which confidential information obtained during the course of his employment would by necessity be disclosed, or soliciting the company’s employees or customers. Mr. Chaney is eligible for an annual discretionary incentive bonus which is targeted based on his grade level and he is entitled to receive other customary fringe benefits generally available to our executive employees. As described above, Mr. Chaney received a retention bonus of $75,000 in February 2007 as a result of his continued employment with the company following the Eyetech merger.

Grant of Plan-Based Awards

The following table sets forth information concerning grants of equity incentive plan-based awards to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2006. We do not have any non-equity incentive plans.

Grant of Plan-Based Awards
for Fiscal Year Ended December 31, 2006

		All Other	All Other		Grant Date
		Stock Awards:	Option Awards:	Exercise or	Fair Value
		Number of	Number of	Base Price	of Stock
		Shares of	Shares of	of Option	and Option
		Stock or	Stock or	Awards	Awards(b)
Name	Grant Date	Units (#)	Units (#)	($/sh)(a)	($)

Colin Goddard, Ph.D.	7/14/2006	16,700	—	—	513,024
	12/13/2006	12,525	—	—	472,694
	6/13/2006	—	50,000	29.77	747,000
	12/13/2006	—	37,500	37.74	685,125
Michael G. Atieh	7/14/2006	6,700	—	—	205,824
	12/13/2006	5,025	—	—	189,644
	6/13/2006	—	20,000	29.77	298,800
	12/13/2006	—	15,000	37.74	274,050
Gabriel Leung	7/14/2006	6,700	—	—	205,824
	12/13/2006	6,700	—	—	252,858
	6/13/2006	—	20,000	29.77	298,800
	12/13/2006	—	20,000	37.74	365,400
Anker Lundemose, M.D., Ph.D., D.Sc.	7/14/2006	6,700	—	—	205,824
	12/13/2006	6,700	—	—	252,858
	6/13/2006	—	20,000	29.77	298,800
	12/13/2006	—	20,000	37.74	365,400
Paul G. Chaney	—	—	—	—	—
David R. Guyer, M.D.	—	—	—	—	—

(a)	The exercise price was determined by using the market price for our common stock at the close of business on the grant date.

(b)	See Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for details as to the assumptions used to determine the grant date fair value of stock and option awards.

Equity grants made in 2006 to our executive officers consisted of awards of nonqualified stock options, or NQSOs, restricted stock and restricted stock units, or RSUs.

Each NQSO represents the right to purchase one share of our common stock at a price equal to the fair market value of the stock determined as of the date of grant. NQSO’s granted in 2006 have a term of seven years and vest in equal annual installments over a four year vesting schedule. NQSOs terminate within 90 days of termination of employment for any reason other than death or retirement. Upon termination of employment because of death or retirement, the vested portion of any outstanding NQSO continues to be exercisable for the remainder of its term.

An award of restricted stock represents the issuance of shares of our common stock to an executive, subject to certain conditions on vesting and restrictions on transferability. Shares of restricted stock issued in 2006 vest in equal annual installments over a four year vesting schedule. Such shares are not transferable until vested, and unvested shares will be forfeited in the event of termination of employment by the executive for any reason prior to vesting. Shares of restricted stock, whether vested or unvested, are subject to the same voting, dividend and tender offer rights as other shares of our common stock.

Each RSU represents the right to receive one share of common stock as of the date the unit vests. RSUs granted in 2006 vest in equal annual installments over a four year vesting schedule. RSUs are not transferable and are forfeited in the event of termination of employment for any reason prior to vesting. The recipient of an RSU award has no voting, dividend, tender offer or other rights of a stockholder with respect to an RSU until shares of our common stock are issued upon vesting of the RSU.

Outstanding Equity Awards at Fiscal Year End

The following table shows the unexercised stock options and unvested restricted stock and restricted stock units outstanding on the last day of the fiscal year ended December 31, 2006 to each of the executive officers named in the Summary Compensation Table. We do not have any non-equity incentive plans.

Outstanding Equity Awards
for Fiscal Year Ended December 31, 2006

	Option Awards					Stock Awards
	Number of	Number of						Market
	Securities	Securities				Number of		Value of
	Underlying	Underlying				Shares or		Shares or
	Unexercised	Unexercised		Option		Units of		Units of
	Options	Options		Exercise	Option	Stock That		Stock That
	(#)	(#)		Price	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		($)	Date	Vested (#)		Vested ($)(a)

Colin Goddard, Ph.D.	—	—		—	—	16,700	(b)	584,166
	—	—		—	—	12,525	(c)	438,125
	41,000	—		6.88	06/11/07	—		—
	100,000	—		23.25	06/21/10	—		—
	45,000	—		51.80	06/21/11	—		—
	51,430	—		21.55	06/12/12	—		—
	60,700	—		30.74	06/24/13	—		—
	43,055	6,945	(d)	67.63	06/16/14	—		—
	17,609	29,351	(e)	38.01	06/14/12	—		—
	—	50,000	(f)	29.77	06/12/13	—		—
	—	37,500	(g)	37.74	12/12/13	—		—

Michael G. Atieh	—	—		—	—	12,000	(h)	419,760
	—	—		—	—	6,700	(b)	234,366
	—	—		—	—	5,025	(c)	175,775
	50,000	—		30.74	06/24/13	—		—
	7,084	416	(i)	38.61	03/16/14	—		—
	4,583	2,917	(j)	45.60	03/15/15	—		—
	64,590	85,410	(k)	37.20	05/30/15	—		—
	—	20,000	(f)	29.77	06/12/13	—		—
	—	15,000	(g)	37.74	12/12/13	—		—

Gabriel Leung	—	—		—	—	6,700	(b)	234,366
	—	—		—	—	6,700	(c)	234,366
	60,761	—		23.85	05/20/13	—		—
	28,472	—		30.74	06/24/13	—		—
	22,561	3,639	(d)	67.63	06/16/14	—		—
	13,661	22,769	(e)	38.01	06/14/12	—		—
	—	20,000	(f)	29.77	06/12/13	—		—
	—	20,000	(g)	37.74	12/12/13	—		—
Anker Lundemose, M.D., Ph.D., D.Sc.	—	—		—	—	6,700	(b)	234,366
	—	—		—	—	6,700	(c)	234,366
	14,777	423	(l)	35.10	02/10/14	—		—
	24,444	15,556	(m)	48.30	03/07/15	—		—
	11,249	18,751	(e)	38.01	06/14/12	—		—
	—	20,000	(f)	29.77	06/12/13	—		—
	—	20,000	(g)	37.74	12/12/13	—		—
Paul G. Chaney	12,500	37,500	(n)	23.83	11/30/12	—		—
David R. Guyer, M.D.	25,000	75,000	(n)	23.83	11/30/12	—		—

(a)	Based on the closing price of our common stock reported on the Nasdaq Global Select Market on December 31, 2006 of $34.98.

(b)	Represents shares of restricted stock granted on July 14, 2006. The restricted stock vests at a rate of 25% per year, with vesting dates of July 14, 2007, 2008, 2009 and 2010.

(c)	Represents restricted stock units granted on December 13, 2006. The restricted stock units vest at a rate of 25% per year, with vesting dates of December 13, 2007, 2008, 2009 and 2010.

(d)	These stock options vest monthly in equal amounts through May 17, 2007.

(e)	These stock options vest monthly in equal amounts through June 15, 2009.

(f)	These stock options vest at a rate of 25% per year, with vesting dates of June 13, 2007, 2008, 2009, and 2010.

(g)	These stock options vest at a rate of 25% per year, with vesting dates of December 13, 2007, 2008, 2009, and 2010.

(h)	Represents shares of restricted stock granted on June 1, 2005. These shares vest in equal increments of 3,000 shares on each June 1, 2007, 2008, 2009 and 2010.

(i)	These stock options vest monthly in equal amounts through February 17, 2007.

(j)	These stock options vest monthly in equal amounts through February 16, 2008.

(k)	These stock options will vest monthly in equal amounts through May 31, 2010.

(l)	These stock options vested on January 11, 2007.

(m)	These stock options vest monthly in equal amounts through February 8, 2008.

(n)	These stock options vest monthly in equal amounts through December 1, 2009.

Option Exercises and Stock Vested

The following table summarizes information with respect to stock option awards exercised and restricted stock vested during 2006 for each of the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested
for Fiscal Year Ended December 31, 2006

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on		Value Realized	Acquired on	Value Realized
	Exercise		on Exercise	Vesting	on Vesting
Name	(#)		($)(a)	(#)	($)(b)

Colin Goddard, Ph.D.	24,000	(c)	507,014	—	—
	30,000	(d)	846,018	—	—
Michael G. Atieh	—		—	3,000	88,830
Gabriel Leung	—		—	—	—
Anker Lundemose, M.D., Ph.D., D.Sc.	—		—	—	—
Paul G. Chaney	—		—	6,330	969,087	(e)
David R. Guyer, M.D.	—		—	1,534	230,162	(f)

(a)	The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise. These amounts do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option.

(b)	The value realized is calculated by multiplying the number of vested shares times the closing price of our common stock on the applicable vesting date.

(c)	Reflects the exercise of stock options with an expiration date of June 20, 2006.

(d)	Reflects the exercise of stock options with an expiration date of September 25, 2006.

(e)	Represents the sum of the value of our common stock issued to Mr. Chaney upon vesting of his Eyetech restricted shares (calculated in the manner described in footnote (b) above) plus the cash component of the Eyetech merger consideration. See footnote (k) to the Summary Compensation Table above for a discussion of the Eyetech restricted shares.

(f)	Represents the sum of the value of our common stock issued to Dr. Guyer upon vesting of his Eyetech restricted shares (calculated in the manner described in footnote (b) above) plus the cash component of the Eyetech merger consideration. See footnote (k) to the Summary Compensation Table above for a discussion of the Eyetech restricted shares.

Potential Payments Upon Termination or Change-In-Control

The employment agreements for each of our named executive officers provide for certain potential payments and other rights upon the termination of such officer. Dr. Guyer has been excluded from the discussion below as he resigned from OSI in May 2006.

Payments Made Upon Termination.  Upon a termination of employment for any reason, each of our named executive officers is entitled to receive any accrued but unpaid salary and benefits. Dr. Goddard also receives the pro-rata bonus he would have been entitled to receive for the fiscal year in which the termination occurs.

Payments Made Upon Death or Disability.  Upon their death or permanent disability, Messrs. Atieh, Leung and Chaney and Dr. Lundemose receive the pro-rata bonus they would have been entitled to receive for the fiscal year in which the termination occurs.

Potential Payments Upon Termination for Good Reason, Without Cause or Upon a Change-in-Control.  The employment agreements for each of our named executive officers contain provisions which provide for severance and other benefits upon a termination of employment without cause or for good reason. The employment agreements for Messrs. Atieh, Leung and Chaney and Dr. Lundemose provide that if the officer is terminated without cause, or terminates his employment for good reason, then the officer will be entitled to receive his accrued but unpaid salary and benefits, a continuation of health benefits for a period of one year, and a lump sum equal to (a) one year of base salary and (b) the pro-rata bonus he would have been entitled to receive for the fiscal year in which the termination occurs. Good reason includes a material reduction of duties, titles or responsibilities, the relocation of OSI’s corporate headquarters outside of a specified area or a change of control of OSI. For each named executive officer other than the CEO, a change of control is generally defined as the sale of all or substantially all of assets of the company, or a merger or consolidation where the existing stockholders of the company cease to hold a majority (40% in the case of Mr. Atieh) of the voting power of the company. Dr. Lundemose’s agreement provides that a change of control includes a change of control of Prosidion.

Dr. Goddard’s employment agreement defines a change of control as (i) the acquisition of stock by any one person, entity or group constituting (A) 50% or more of the total fair market value or total voting power of the company when combined with the existing stock held by such person, entity or group or (B) 35% of the voting power of the company when combined with the stock acquired by such person, entity or group over the previous 12 months, (ii) the replacement of a majority of the members of the Board of Directors during any 12 month period with directors whose nomination has not been endorsed by the Corporate Governance and Nominating Committee or (iii) the acquisition by any one person, entity or group of assets from the company in any 12 month period with a gross fair market value equal to at least 40% of the total gross fair market value of all assets of the company immediately prior to such acquisition. The employment agreement for Dr. Goddard also provides that if Dr. Goddard is terminated without cause, or terminates his employment for good reason, then he will be entitled to receive his accrued but unpaid salary and benefits, a continuation of health and disability benefits for a period of three years, and a lump sum equal to (a) three years of base salary and (b) the pro-rata bonus he would have been entitled to receive for the fiscal year in which the termination occurs. Good reason includes a material reduction of duties, titles or responsibilities, the relocation of OSI’s corporate headquarters outside of a specified area, failure to be re-elected to the Board of Directors or a change-in-control of OSI.

Vesting of Equity Upon a Change-in-Control.  The employment agreements for each of the named executive officers provide that upon a change-in-control of OSI, all of their outstanding unvested equity grants vest and/or become immediately exercisable.

Potential Payments Upon Termination or Change-In-Control

The following table sets forth the potential payments and benefits that our current named executive officers could be entitled to under their respective employment agreements upon their termination from our company, assuming a termination date of December 31, 2006. Dr. Guyer has been omitted from this table as he resigned from OSI in May 2006.

					Value of
					Accelerated
		Cash Severance		Medical	Equity
		Payment		Continuation	Awards
Name	Basis for Termination	($)		($)	($)(c)

Colin Goddard, Ph.D.	Separation without cause/ for good reason	1,800,000	(a)	38,376	3,459,277
	Change-in-control	1,800,000	(a)	38,376	3,459,277
	Retirement	—		—	—
	Death or disability	—		—	—

Michael G. Atieh	Separation without cause/ for good reason	410,000	(b)	12,792	—
	Change-in-control	410,000	(b)	12,792	3,400,872
	Retirement	—		—	—
	Death or disability	—		—	—

Gabriel Leung	Separation without cause/ for good reason	400,000	(b)	12,792	—
	Change-in-control	400,000	(b)	12,792	1,748,570
	Retirement	—		—	—
	Death or disability	—		—	—
Anker Lundemose, M.D., Ph.D., D.Sc.	Separation without cause/ for good reason	360,750	(b)	—	—
	Change-in-control	360,750	(b)	—	1,940,858
	Separation for cause	—		—	—
	Retirement	—		—	—
	Death or disability	—		—	—

Paul G. Chaney	Separation without cause/ for good reason	347,750	(b)	12,792	—
	Change-in-control	347,750	(b)	12,792	1,125,743
	Separation for cause	—		—	—
	Retirement	—		—	—
	Death or disability	—		—	—

(a)	Represents three years of base salary.

(b)	Represents one year of base salary.

(c)	Value based upon the December 31, 2006 stock price of $34.98 and a valuation of equity grants under SFAS 123(R).

DIRECTOR COMPENSATION

Director Compensation Table
for Fiscal Year Ended December 31, 2006

The following table sets forth the compensation earned, paid or recognized as compensation expense under SFAS 123(R) to the non-employee members of our Board of Directors for the 2006 fiscal year.

	Fees
	Earned			Non-Equity
	or Paid	Stock	Option	Incentive Plan	All Other
	in Cash	Awards	Awards	Compensation	Compensation		Total
Name	($)	($)(a)	($)(a)	($)	($)		($)

Robert A. Ingram(b)	75,000	47,775	234,776	—	—		357,551
G. Morgan Browne(c)	58,125	14,816	120,700	—	—		193,641
Santo J. Costa(d)	31,250	32,640	55,602	—	—		119,492
Daryl K. Granner, M.D.(e)	31,250	20,864	158,710	—	86,109	(f)	296,933
Joseph Klein, III(g)	31,250	32,640	55,602	—	—		119,492
Walter M. Lovenberg, Ph.D.(h)	56,250	14,816	120,704	—	—		191,770
Viren Mehta(i)	31,250	20,864	236,935	—	—		289,049
David W. Niemiec(j)	37,500	32,640	55,602	—	—		125,742
Herbert Pinedo, M.D., Ph.D.(k)	31,250	20,864	803,111	—	—		855,225
Sir Mark Richmond, Ph.D.(l)	35,415	59,347	390,892	—	—		484,654
Katharine B. Stevenson(m)	68,085	16,609	442,650	—	—		527,344
John P. White(n)	46,874	13,297	120,700	—	—		180,871

(a)	The amounts reflected in this column represent compensation expense recorded in the income statement for fiscal year 2006 as described in SFAS 123(R). Note that the December 2006 changes to the SEC’s executive compensation disclosure rules provide that compensation to a named executive officer resulting from stock option grants is determined based upon the compensation expense that we record in our financial statements for 2006 with respect to such grants. Under SFAS 123(R), we recognized compensation expense in 2006 based on the value of that portion of stock option grant that relates to the services provided by the grant recipient in 2006. To determine the value of stock option awards, we use a Black Scholes pricing model to value stock options at the time of their grant. This model requires us to estimate the future value of our stock price based in part on the historic price volatility of our stock. Given the significant volatility in our stock price, the volatility factor used to value our stock option grants has ranged in recent years from 78% in 2004 to 55% in 2006. Higher volatility factors result in a higher potential future value assigned to the stock option grants. These values are not necessarily reflective however of the value that the option holder may actually realize upon the exercise of the stock option. For example, the Director Compensation Table reflects a 2006 compensation expense of $733,446 related to the grant of stock options to Dr. Pinedo in June 2004, with an exercise price of $82.88. This exercise price is significantly above the highest sale price reported in 2006 for our common stock on the Nasdaq Global Select Market of $43.17.

(b)	During 2006, Mr. Ingram received a grant of 6,000 stock options, and grants of 1,193 and 3,000 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $91,500, $36,255 and $92,160, respectively. As of December 31, 2006, Mr. Ingram had 136,000 options awards and 3,000 stock awards outstanding.

(c)	During 2006, Mr. Browne received a grant of 3,000 stock options, and grants of 298 and 1,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $45,750, $9,056 and $46,080, respectively. As of December 31, 2006, Mr. Browne had 68,000 options awards and 1,500 stock awards outstanding.

(d)	During 2006, which was the first year that he was elected to the Board, Mr. Costa received an initial grant of 25,000 stock options and 8,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $381,250 and $261,120, respectively. As of December 31, 2006, Mr. Costa had 25,000 options awards and 8,500 stock awards outstanding.

(e)	During 2006, Dr. Granner received a grant of 3,000 stock options, and grants of 497 and 1,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $45,750, $15,104 and $46,080, respectively. As of December 31, 2006, Dr. Granner had 83,000 options awards and 1,500 stock awards outstanding.

(f)	Represents consulting fees and the fair market value of 296 shares of common stock paid to Dr. Granner in 2006 for his service as Chairman of Prosidion’s Scientific Advisory Board.

(g)	During 2006, which was the first year that he was elected to the Board, Mr. Klein received an initial grant of 25,000 stock options and 8,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $381,250 and $261,120, respectively. As of December 31, 2006, Mr. Klein had 25,000 options awards and 8,500 stock awards outstanding.

(h)	During 2006, Dr. Lovenberg received a grant of 3,000 stock options, and grants of 298 and 1,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $45,750, $9,056 and $46,080, respectively. As of December 31, 2006, Dr. Lovenberg had 105,000 options awards and 1,500 stock awards outstanding.

(i)	During 2006, Dr. Mehta received a grant of 3,000 stock options, and grants of 497 and 1,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $45,750, $15,104 and $46,080, respectively. As of December 31, 2006, Dr. Mehta had 55,769 options awards and 1,500 stock awards outstanding.

(j)	During 2006, which was the first year that he was elected to the Board, Mr. Niemiec received an initial grant of 25,000 stock options and 8,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $381,250 and $261,120, respectively. As of December 31, 2006, Mr. Niemiec had 25,000 options awards and 8,500 stock awards outstanding.

(k)	During 2006, Dr. Pinedo received a grant of 3,000 stock options, and grants of 497 and 1,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $45,750, $15,104 and $46,080, respectively. As of December 31, 2006, Dr. Pinedo had 60,500 options awards and 1,500 stock awards outstanding. See also footnote (a) above.

(l)	During 2006, Dr. Richmond received a grant of 3,000 stock options, and grants of 248 and 1,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $45,750, $7,537 and $46,080, respectively. As of December 31, 2006, Dr. Richmond had 94,500 options awards and 1,500 stock awards outstanding. Effective January 1, 2007 upon Dr. Richmond’s retirement from the Board, all of his unvested options were accelerated and his right to exercise such options extended to the full ten-year term (to the extent that the terms of the option grant and related option plan did not automatically extend such exercise date).

(m)	During 2006, Ms. Stevenson received a grant of 3,000 stock options, and grants of 357 and 1,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $45,750, $10,849 and $46,080, respectively. As of December 31, 2006, Ms. Stevenson had 53,000 options awards and 1,500 stock awards outstanding.

(n)	During 2006, Mr. White received a grant of 3,000 stock options, and grants of 248 and 1,500 shares of restricted stock. The grant date fair value of each award, as computed in accordance with SFAS 123(R), was $45,750, $7,537 and $46,080, respectively. As of December 31, 2006, Mr. White had 48,000 options awards and 1,500 stock awards outstanding.

Annual and Interim Retainer Fees

Drs. Granner, Lovenberg, Mehta, and Pinedo and Messrs. Browne, Ingram, White, Niemiec, Klein and Costa and Ms. Stevenson (comprising our non-employee directors) are the only current directors who receive an annual retainer fee for attendance at Board of Directors’ meetings. Dr. Richmond retired effective January 1, 2007. The annual retainer fee payable to the members of the Board of Directors is set forth in the table below.

Service	Annual Retainer Fee

Chairman of the Board	$150,000
Chairman of the Audit Committee	$90,000
Member of Audit Committee	$75,000
Member of Other Board Committee	$62,500

On March 15, 2006, our Compensation Committee of the Board also approved an interim retainer fee to cover service by non-employee directors on the Board (including on any Board committees) for the interim period from March 16, 2006 to June 14, 2006. The purpose of such action was to compensate such board members for service during the interim period between March 16, 2006 and the 2006 Annual Meeting of Stockholders, which service would otherwise not have been compensated as a result in the change of our fiscal year end in 2005. The directors also received an annual retainer fee for the period from the 2006 Annual Meeting of Stockholders to the 2007 Annual Meeting of Stockholders.

Prior to June 14, 2006, 50% of the annual retainer fee earned by each non-employee director was provided to the director in the form of a restricted stock award under the terms of the Stock Purchase Plan for Non-Employee Directors, or the Stock Purchase Plan, or the Plan. The remaining 50% of the director’s annual retainer was payable in equal monthly installments in cash, or at the election of the director, in restricted stock under the Stock Purchase Plan or the Plan. The restricted stock awards were made as of each annual stockholder meeting at which the directors were elected to the Board. The number of shares of the restricted stock awards was based on the price of the common stock on the date of grant. The annual restricted stock awards vested in monthly installments over the one-year term for which the award is made. In the event a director’s membership on the Board terminated prior to the end of such term, any unvested portion of the director’s restricted stock award was forfeited.

On April 19, 2006, the Compensation Committee revised the policy regarding the annual retainer fee payable to its non-employee directors, and effective June 14, 2006, each director receives the annual retainer fee solely in cash. The amount of the annual retainer fees was left unchanged.

Option Grants and Restricted Stock Awards

Each non-employee director receives an initial grant of options under the Plan upon his or her initial election to the Board. Effective June 14, 2006, each individual who becomes a director receives an initial option to purchase 25,000 shares of common stock and an award of 8,500 shares of restricted stock or restricted stock units upon his or her initial election to the Board. Future appointees to the position of Chairman of the Board will receive an additional option to purchase 25,000 shares of common stock and an additional award of 8,500 shares of restricted stock or restricted stock units upon his or her initial election as Chairman.

In addition to initial equity awards, non-employee directors receive annual equity grants under the Plan. Effective June 14, 2006, non-employee directors with the exception of the Chairman of the Board receive an option to purchase 3,000 shares of common stock and an award of 1,500 shares of restricted stock upon each re-election for a one-year Board term. The Chairman of the Board receives an option to purchase 6,000 shares of common stock and an award of 3,000 shares of restricted stock upon re-election for a one-year Board term.

The stock option awards and restricted stock awards granted to the directors on June 14, 2006 and July 14, 2006, respectively, vest annually over four years of the date of grant. The exercise price of all option awards is equal to 100% of the fair market value of the underlying common stock on the date of grant. The option awards expire on the seventh anniversary of their respective grant dates, subject to the earlier expiration upon the occurrence of certain events set forth under the terms of the Plan.

Other Payments

Dr. Granner was paid $75,000 by Prosidion, our wholly-owned subsidiary, and received common stock with a fair market value of $11,109 for services rendered as Chairman of Prosidion’s Scientific Advisory Board and for consulting services to Prosidion during the year ended December 31, 2006.

Share Ownership Requirements

In December 2003, the Compensation Committee approved a policy requiring directors to increase their ownership of OSI common stock to a value greater than $150,000 by 2010 for current directors and within four years of joining the Board for new directors.

Post-Retirement Medical Benefits

Prior to March 2007, we provided post-retirement medical and life insurance benefits to eligible employees and qualified dependents, and members of our Board of Directors. Eligibility was based on age and service requirements. These benefits are subject to deductibles, co-payment provisions and other limitations. In March 2007 we terminated this benefit and grandfathered the directors who were eligible for participation in the plan at the time of termination (Messrs. Browne and White and Drs. Mehta, Granner and Lovenberg).

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of Ms. Stevenson, Messrs. Browne and Niemiec and Dr. Lovenberg. The Audit Committee, or the Committee, operates pursuant to a charter approved and adopted by the Board of Directors. The charter is available on our website at www.osip.com and is included as Appendix A to this Proxy Statement. As more fully described in the charter, the primary purpose of the Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process, the system of internal controls, the audit process, and the performance, qualification and independence of our independent registered public accounting firm.

The Committee has prepared the following report on its activities with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2006.

Management is responsible for the preparation, presentation and integrity of our financial statements, the maintenance of appropriate accounting and financial reporting practices and policies, as well as internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and performing an independent audit of our consolidated financial statements in accordance with auditing standards prescribed by the Public Company Accounting Oversight Board. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, the independent registered public accounting firm and other advisors.

The Committee held 11 meetings during fiscal 2006, including meetings with management and our independent registered public accounting firm, at which our quarterly financial statements were reviewed in advance of their public release. Periodically during its meetings, the Audit Committee met in executive sessions (i.e., without management present) with representatives of our independent auditor, and also met in separate executive sessions with the our Chief Financial Officer, Chief Compliance Officer and General Counsel.

The Committee has reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2006. The Committee has also discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

The Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, which requires independent registered public accounting firms to communicate to the Committee, in writing, at least annually, all relationships between the independent registered public accounting firm and our company that, in the independent registered public accounting firm’s professional judgment, may reasonably be thought to bear on its independence. The Committee discussed KPMG LLP’s independence with representatives of KPMG LLP, and the Committee accepted KPMG LLP’s report on this matter.

Based on the reviews and discussions referenced above, the Committee recommended to our Board of Directors, and the Board approved, that the audited consolidated financial statements referred to above be included in the our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Katharine B. Stevenson, Chair of the Audit Committee
David W. Niemiec
G. Morgan Browne
Walter M. Lovenberg, Ph.D.

APPROVAL OF AN AMENDMENT TO THE
AMENDED AND RESTATED STOCK INCENTIVE PLAN

The Board of Directors adopted the Amended and Restated Stock Incentive Plan to encourage and enable selected directors, officers, employees and consultants to acquire a proprietary interest in OSI through the ownership, directly or indirectly, of our common stock. The Plan, as initially approved by stockholders, reserved 4,000,000 shares of our common stock for issuance pursuant to Plan awards. On March 16, 2005, the stockholders approved an amendment to the Plan to increase the number of shares of our common stock reserved for issuance under the Plan by 2,800,000. As of April 6, 2007, 491,614 shares of common stock having a market value of $16,891,857 remained available for issuance under future Plan awards. The Board believes it is in our best interests to increase the number of shares available under the Plan in order for us to continue to attract and retain highly qualified directors, officers, employees and consultants.

Subject to the approval of our stockholders, the Board has adopted an amendment to the Plan to increase the number of shares of our common stock reserved for issuance under the Plan by 7,000,000. However, to provide flexibility in structuring awards under the Plan and to minimize the dilutive effect of the share increase, under the amendment shares of common stock issued in connection with full value awards (such as restricted stock, stock bonuses) will be counted against the total number of shares reserved as two shares for every one share issued under the award. Stock option awards or stock appreciation rights will reduce the number of shares available for issuance on a one-for-one basis. For example, if 100 shares are issued under a full value award, such as a restricted stock award, the number of shares remaining available for issuance under the Plan would be reduced by 200 shares. On the other hand, if 100 shares are issued subject to a stock option, the number of shares remaining available for issuance under the Plan would be reduced by 100 shares. A copy of the Plan, as amended, is included as Appendix C to this Proxy Statement. The material terms of the Plan are described below.

If the share increase amendment is approved by stockholders, the Stock Incentive Plan for New Hires, adopted by our Board on June 14, 2006, will terminate and no further awards will be granted under that plan. No awards have ever been made under this plan.

Eligibility and Administration.  The individuals eligible for participation in the Plan are limited to directors, officers, employees and consultants of OSI or a parent or subsidiary thereof. The Plan is administered by a committee appointed from time to time by the Board of Directors. Currently, this committee is the Compensation Committee. The committee has the sole authority as to decisions regarding the Plan, including the authority to select the eligible persons who will be granted awards under the Plan, the timing and size of awards granted and other terms and conditions of such awards. The committee may establish any rules and regulations it deems necessary to administer the Plan, and all determinations and actions by the committee will be final and conclusive for all purposes.

As of December 31, 2006, 13 directors, eight executive officers who were not also directors, approximately 600 employees who were not also executive officers, and 78 consultants were eligible to participate in the Plan.

Terms and Conditions of Plan Awards.  The Plan provides for the issuance of our common stock pursuant to the following types of Plan awards: (i) incentive stock options, or ISOs, (ii) non-qualified stock options, or NSOs, (iii) restricted stock, (iv) stock bonuses and (v) stock appreciation rights. In general, the terms and conditions of the different types of awards available under the Plan are determined by the committee at the time of award consistent with the terms of the Plan.

Under a stock option award, a participant is granted the right to purchase a fixed number of shares of our common stock at an exercise price determined at the time of grant of the stock option. Under the Plan, the exercise price of a stock option, may not be less than the fair market value of the shares of our common stock underlying the stock option determined as of the date of grant. In general, a stock option will be exercisable as determined by the committee at the time of grant as specified under the terms of the stock option. A stock option granted under the Plan may not have an exercise period exceeding ten years from the date of grant.

At the time of exercise of a stock option, the participant must either pay us the full exercise price of the underlying shares in cash or, upon prior approval and conditions established by the committee, deliver us shares of our common stock owned by the participant that have a fair market value equal to the exercise price of such shares on the date of exercise of the stock option. In addition, provided the committee in its discretion consents, a stock option may be exercised on a “cashless” basis in exchange for the issuance to the participant of the largest whole number of shares having an aggregate value equal to the value of such stock option on the date of exercise.

Under a restricted stock award, a participant will be issued shares of our common stock that will be subject to certain conditions on vesting and restrictions on transferability as determined by the committee at the time of the award. For example, restricted stock awards may be conditioned on a participant’s performance of future service with us or satisfaction of certain performance goals. Unless otherwise provided pursuant to the terms of the award, a participant will have voting and dividend rights with respect to awards of restricted stock.

Under a stock bonus award, a participant will receive a grant of common stock generally free of restrictions on transferability and conditions on vesting. As determined by the committee, stock bonus awards may be used as the form of payment for discretionary or performance-based bonuses that otherwise would be payable in cash and may be subject to the satisfaction of vesting conditions established under the terms of the award, referred to as a restricted stock unit award.

Under a stock appreciation right, a participant will be awarded an interest in the appreciated value of the shares of common stock underlying the award above a base amount for such shares established by the committee at the time the right is granted, which amount shall not be less than the fair market value of the shares as of the date the right is granted. The appreciated value of the stock subject to an award will be payable to a participant under the conditions of the award established by the committee at the time of grant, which may include the performance of future service or the satisfaction of certain performance goals. The amount payable under a stock appreciation right will be paid in shares of common stock, cash or a combination thereof as determined by the committee at the time the right is granted.

Adjustment of Shares Subject to Plan.  If stockholders approve the amendment to the Plan described above, the total number of shares of our common stock reserved for issuance under the Plan will increase from 6,800,000 to 13,800,000. However, under the amendment, shares of common stock issued in connection with awards other than stock option or stock appreciation rights will be counted against the number of shares reserved under the Plan as two shares for every one share issued under the award. No individual may be issued awards under the Plan that exceed the total number of shares reserved under the Plan, as amended. The number of shares reserved under the Plan, and the number of shares subject to any outstanding awards, will be increased or decreased proportionately in the event of any stock dividends, splits, subdivisions or any other recapitalizations resulting in a more than five percent increase or decrease in the number of shares of common stock outstanding in any plan year. Any shares subject to a stock award that is cancelled, not exercised or expired may again be subject to a stock award under the Plan.

Amendment and Termination of the Plan.  The Plan may be amended by the Board of Directors or the committee without the approval of the stockholders, provided that no action will be taken without the approval of the stockholders to increase the aggregate number of shares of common stock which may be issued or transferred under the Plan, materially increase the benefits accruing to the recipients under the Plan or materially modify the requirements as to eligibility for participants in the Plan.

Unless earlier terminated by the Board of Directors, the Plan will automatically terminate as of June 12, 2011.

Federal Income Tax Consequences of Plan Awards.  There will be no federal income tax consequences to either a participant or to us upon the grant of an option. Upon the exercise of a NSO, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares issued under the option on the date of exercise over the option price. The Corporation generally will be entitled to a federal income tax deduction in the same amount. No income will be recognized upon the exercise of an ISO as long as the participant does not dispose of the shares issued under the ISO within two years from the date the ISO was granted or within one year from the date the shares were transferred to the recipient, or the holding period requirement. Upon a sale of the shares after the holding period requirement is satisfied, the participant will recognize capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to us. If a participant disposes of shares issued under an ISO before the holding period requirement is satisfied, the participant will recognize ordinary income in the year of disposition in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price of the shares or (b) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise. We will be entitled to a deduction in the amount of the ordinary income recognized by the participant who disposes of shares before the end of the required holding period.

Restricted stock awards granted under the Plan will be taxable to a participant under the rules of Section 83 of the Internal Revenue Code. In general, under Section 83, the fair market value of the restricted stock award will be included in the participant’s taxable income and taxed at ordinary income tax rates at the time the restricted stock award is no longer subject to a substantial risk of forfeiture or restriction on transferability. In general, the fair market value of stock paid to a participant pursuant to a stock bonus award, including upon vesting of a restricted stock unit award, will be included in the participant’s taxable income and taxed at ordinary income tax rates at the time the stock is paid to the participant. Similarly, the value of amounts paid to a participant under a stock appreciation right, whether in the form of cash or stock, will be included in the participant’s taxable income and taxed at ordinary income tax rates at the time of payment. We will be entitled to a deduction at the times and in the amounts that participants recognize ordinary income under a restricted stock award, a stock bonus award or a stock appreciation right.

The foregoing discussion of the federal tax consequences of awards issued under the Plan is a summary of current tax law and is not intended to provide tax advice

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information as of December 31, 2006

	Number of securities
	to be issued		Weighted-average	Number of securities
	upon exercise of		exercise price of	remaining available
	outstanding		outstanding	for future issuance
	options, warrants		options, warrants	under equity
Plan category	and rights(a)		and rights(b)	compensation plans

Equity compensation plans approved by security holders	6,661,780	(c)	$36.24	854,922	(e)
Equity compensation plans not approved by security holders	695,338	(d)	$33.96	850,000	(f)

Total	7,357,118		$36.01	1,704,922

(a)	Includes stock options, restricted stock and restricted units.

(b)	The weighted average exercise price of outstanding options, warrants and rights does not include restricted stock and restricted stock units, as they are issued for no cash consideration.

(c)	Consists of five plans: the 1989 Incentive and Non-Qualified Stock Option Plan, the 1993 Incentive and Non-Qualified Stock Option Plan, the 1997 Incentive and Non-Qualified Stock Option Plan, the 1999 Incentive and Non-Qualified Stock Option Plan, and the Amended and Restated Stock Incentive Plan.

(d)	In connection with the acquisition of certain oncology assets from Gilead on December 21, 2001, we adopted a Non-Qualified Stock Option Plan for Former Employees of Gilead Sciences, Inc. We granted ten-year options to purchase an aggregate of 693,582 shares of our common stock at a purchase price of $45.01 per share, which represented the fair value of our stock at the date granted. With respect to each option grant, one-third of the options vest on the first anniversary of the date of grant and the remainder vests ratably monthly thereafter for 24 months.

In connection with the acquisition of Cadus, we adopted a Non-Qualified Stock Option Plan for Former Employees of Cadus Pharmaceutical Corporation. We granted ten-year options to purchase an aggregate of 415,000 shares of our common stock at a purchase price of $5.00 per share, which represented the fair value of our stock at the date granted. These options became exercisable on July 30, 2000, one year from the date of the grant.

In connection with the acquisition of Eyetech, we adopted a Stock Incentive Plan for Pre-Merger Employees of Eyetech Pharmaceuticals, Inc. We granted seven-year options to purchase an aggregate of 625,810 shares of our common stock at a purchase price of $23.83, which represents the fair value of our stock at the date granted. With respect to each option grant, one-fourth of the options vest on the first anniversary and the remainder vest ratably monthly thereafter for 36 months.

Also in connection with the acquisition of Eyetech, we assumed Eyetech’s 2001 Stock Plan and to facilitate such assumption, we adopted the Stock Plan for Assumed Options of Pre-Merger Employees of Eyetech Pharmaceuticals, Inc. The number of shares subject to each assumed option was determined by dividing the assumed Eyetech per share option exercise price by the conversion ratio of 0.491 and rounding that result down to the nearest whole number for a total of 153,290 shares. The exercise price was determined by dividing the assumed Eyetech per share option exercise price by the conversion ratio of 0.491 and rounding up to the nearest whole cent.

Includes options established for certain outside consultants related to clinical trial operations.

(e)	Consists of 449,682 shares reserved for issuance under the 1995 Employee Stock Purchase Plan and the stock purchase plan for employees of OSI-UK, and 405,240 shares reserved for issuance under the 1997 Incentive and Non-Qualified Stock Option Plan, 1999 Incentive and Non-Qualified Stock Option Plan, and the Amended and Restated Stock Incentive Plan.

(f)	On June 14, 2006, our Board of Directors adopted the OSI Stock Incentive Plan for New Hires. We adopted this plan to provide incentive equity grants to induce qualified individuals to accept employment with our company. At December 31, 2006, 850,000 shares of common stock were authorized and available for grant under the plan. The Stock Incentive Plan for New Hires will terminate if the proposal described above is approved by stockholders.

The Board of Directors deems the above proposal to be in our best interests and recommends a vote “FOR” the amendment to the Amended and Restated Stock Incentive Plan.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, an independent registered public accounting firm, has audited our consolidated financial statements for over 20 years and the Audit Committee of the Board of Directors desires to continue the services of this firm. The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2007.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, and the three-month transition period ending December 31, 2004, and fees for other services rendered by KPMG LLP during those periods.

					Transition
	Fiscal Year		Fiscal Year		Period
	Ended	% of	Ended	% of	Ended
Fee Category:	12/31/06	Total	12/31/05	Total	12/31/04	% of Total

Audit Fees	$1,175,000	78%	$1,671,455	81%	$115,000	66%
Audit-Related Fees	215,500	14%	257,000	13%	—
Tax Fees:
Tax compliance/preparation	118,000	8%	70,000	3%	60,000	34%
Other tax services	—	—	57,764	3%	—

Total Tax Fees	118,000	8%	127,764	6%	60,000	34%

Total Fees	$1,508,500	100%	$2,056,219	100%	$175,000	100%

Audit fees related to services rendered in connection with the annual audit of our consolidated financial statements, the quarterly reviews of consolidated financial statements included in our quarterly reports on Form 10-Q, the UK statutory audits, and the reviews of and other services related to registration statements and other offering memoranda. All of the work was performed by the full-time, permanent employees of KPMG LLP.

Audit-related fees consisted primarily of fees for audits of the financial statements of our employee benefit plans and due diligence assistance.

Tax fees consisted of tax compliance/preparation and other tax services. Tax compliance/preparation consisted of fees billed for professional services related to federal, state, local and international tax compliance. Other tax services consisted of fees billed for other tax consulting including consulting with respect to a merger transaction as well as international tax matters.

All other fees consisted primarily of miscellaneous services. No portion of these fees related to financial information or operational system design or implementation services.

On an ongoing basis, management communicates to the Audit Committee specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent registered public accounting firm if the Audit Committee approves the engagement of the independent registered public accounting firm for such projects and services. On a periodic basis, the independent registered public accounting firm reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

The Audit Committee has considered whether the provision of all other services by KPMG LLP is compatible with maintaining KPMG LLP’s independence and concluded that KPMG LLP is independent based on information provided by KPMG LLP.

Representatives of KPMG LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

The Board of Directors recommends a vote “FOR” such the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for OSI.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended December 31, 2006, all filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS

Stockholders who intend to submit proposals to be included in our Proxy Statement for the Annual Meeting of Stockholders to be held in 2008 must submit their proposals to the Secretary at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747 not later than January 5, 2008. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC.

Stockholders who intend to present proposals at the Corporation’s Annual Meeting of Stockholders to be held in 2008, and not intending to have such proposals included in the Proxy Statement for that meeting, must submit their proposal to our Secretary at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747 not later than March 20, 2008. If notification of a stockholder proposal is not received by the above date, the proposal may not be presented.

By Order of the Board of Directors,

BARBARA A. WOOD
Secretary

May 4, 2007

LIST OF APPENDICES

Appendix

Audit Committee Charter, as amended	A
Corporate Governance and Nominating Committee Charter, as amended	B
Amended and Restated Stock Incentive Plan	C
Proxy Card	D

APPENDIX A

OSI PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

(As amended April 19, 2007)

I.	Purpose

The Audit Committee has been established by the Board of Directors to assist the Board in fulfilling its fiduciary responsibilities by overseeing the integrity of the Corporation’s financial statements, the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Corporation’s financial statements, and other aspects of the financial management of the Corporation, including overseeing the establishment and maintenance of processes to assure compliance by the Corporation with all applicable laws, regulations and Corporation policy. In so doing, it is the responsibility of the Audit Committee to foster free and open means of communication between the directors, the independent auditors and the financial management of the Corporation.

It is the responsibility of the financial management of the Corporation to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to audit the annual financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles.

II.	Organization

The Committee shall consist of at least three members elected by the Board at the first Board meeting following the annual stockholders’ meeting to serve until their successors shall be duly elected and qualified. The Chair of the Committee shall be designated by the Board. The composition of the membership of the Committee shall comply with all applicable statutes and the rules and regulations of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market. Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

III.	Meetings

The Committee shall meet at such times as it determines, but not less frequently than quarterly. Special meetings may be called by the Chair. As part of its obligation to foster open communications, the Committee shall meet regularly with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.	Authority of Committee

A. The Committee shall have the sole authority to appoint and dismiss the Corporation’s independent auditors. The independent auditor shall report directly to the Committee.

B. The Committee shall have the sole authority to approve the amount of fees and other terms of any engagement by the Corporation of the independent auditors.

C. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

D. The Committee may request any director, officer or employee of the Corporation or the Corporation’s outside counsel, or independent auditor or other consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

E. The Committee may form and delegate authority to a subcommittee of the Committee, consisting of one or more members of the Committee, whenever it deems appropriate.

V. Responsibilities and Duties

To fulfill its responsibilities and duties the Committee shall:

A. Independent Audit and Independent Auditors.

1. Appoint and dismiss the Corporation’s independent auditors.

2. Review and approve the independent auditor’s proposed audit scope, approach, staffing and fees.

3. Pre-approve all audit and permitted non-audit services to be performed by the independent auditors subject to such procedures as may be established by the Committee.

4. At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

5. Receive on a periodic basis, not less frequently than annually, from the independent auditors a written statement delineating all relationships between the independent auditors and the Corporation, including each non-audit service provided to the Corporation.

6. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

7. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and as amended by Statement on Auditing Standards No. 90, relating to the conduct of the audit.

8. Receive and review with management any management letter provided by the independent auditors and the Corporation’s response to that letter, review with the independent auditors any problems or difficulties the auditors may have encountered and any disagreements with management.

9. Discuss with the independent auditor whether it has identified the existence of any issues of the type described in Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

10. Review and approve hiring policies for employees or former employees of the independent auditors.

B. Financial Statement Review.

1. Oversee the annual and quarterly financial reporting processes.

a. The Committee shall review with management and the independent auditors the financial statements and Management’s Discussion and Analysis (“MD&A”) to be included in the Corporation’s Annual Report on Form 10-K prior to filing or distribution, including the applicability of critical accounting policies, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matter required to be communicated to the Committee by the independent auditors under auditing standards of the Public Company Accounting Oversight Board (United States).

b. The Committee shall review with management the interim financial statements and MD&A to be included in the Corporation’s quarterly reports on Form 10-Q. The Committee shall also discuss the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under current regulations and standards.

2. Discuss with management the Corporation’s earnings press releases, including the use of non-GAAP information, as well as financial information and earnings guidance provided to analysts.

3. Obtain and review periodic reports at least annually from management and the independent auditors assessing the effectiveness of the Corporation’s internal control structure and procedures for financial reporting including:

(a) all significant deficiencies or material weaknesses in the design or operation of internal controls, and (b) any fraud, whether or not material, that involves management or other employees having a significant role in the internal controls, all significant changes to internal controls, including corrective actions, since the last report to the Committee.

VI.	Compliance Matters

A. Review compliance with the Corporation’s Code of Conduct and its related policies and procedures on a regular basis and review the content of the Code and related policies and procedures from time to time.

B. Establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

C. Review with the Corporation’s counsel legal and regulatory matters that may have a material impact on the Corporation’s financial statements.

D. Review and discuss guidelines and policies by which the Corporation undertakes risk assessment and risk management.

VII.	Reports

A. Prepare the report required by the rules of the SEC to be included in the Corporation’s proxy statement.

B. Review and reassess the adequacy of this charter annually and submit any recommended changes to the Board for approval.

C. Conduct an evaluation of the Committee’s performance at least annually.

D. The Chair of the Committee shall regularly report to the Board regarding the Committee’s actions.

APPENDIX B

OSI PHARMACEUTICALS, INC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

(As amended April 19, 2007)

I.	Committee Purpose

The purpose of the Corporate Governance and Nominating Committee (the “Committee”) is to (i) identify qualified individuals to become members of the Board of Directors (the “Board”) of OSI Pharmaceuticals, Inc. (the “Corporation”); (ii) recommend the director nominees to the Board to be presented for election at each annual meeting of stockholders; (iii) develop, review, evaluate and recommend for approval to the Board corporate governance practices and principles; and (iv) to provide oversight of the corporate governance affairs of the Board and the Corporation.

II.	Committee Membership and Organization

The Committee shall be composed of at least three directors, all of whom shall satisfy the definition of “independent director” under the listing standards of The Nasdaq Stock Market (“Nasdaq”) and applicable law. The Committee members shall be appointed by the Board and may be removed by the Board in its discretion. The Chairman of the Committee shall be designated by the Board.

III.	Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

IV.	Committee Authority, Responsibilities and Duties

Nominations

The Committee shall have the following authority and responsibilities:

•	Prior to each annual meeting of stockholders, following a determination by the Board of the number of directors to be elected at such meeting, (i) the Committee shall identify individuals qualified to stand for re-election or to become new members of the Board, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time; (ii) the Committee shall evaluate incumbent directors whose terms are expiring at the meeting and consider their qualifications to stand for re-election; and (iii) the Committee shall evaluate nominees for election to the Board submitted by stockholders in accordance with procedures adopted by the Committee, the By-laws of the Corporation, and applicable law. Once the Committee completes its evaluation of the candidates, the Committee shall submit its recommendations for director nominees to the Board for approval.

•	In the event of a vacancy on the Board, following a determination by the Board that such vacancy shall be filled, the Committee shall identify individuals qualified to fill such vacancy, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time. Once the Committee completes its evaluation of the candidates, the Committee shall submit its recommendation, for the director nominee to fill such vacancy, to the Board for approval.

•	The Committee shall prioritize, contact, interview and evaluate all candidates that it has identified a director nominee for an annual meeting or to fill a vacancy on the Board.

•	Before selecting any nominee for director, the Committee shall review the candidate’s availability and willingness to serve.

B-1

•	The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain any search firm to assist in identifying and evaluating director candidates and to retain independent legal counsel and any other advisors. The Corporation shall provide adequate funding, as determined by the Committee, for payment of compensation for any advisors retained by the Committee.

Corporate Governance

The Committee shall have the following responsibilities and duties:

•	Develop and periodically review corporate governance practices and principles for the Board and the Corporation.

•	Evaluate the effectiveness of the Board and make recommendations relating to practices, policies and performance of the Board.

•	Periodically review and assess the structure of the Board and committee functions and composition, including recommending committee assignments for directors and Chairs of committees.

•	Review directorships in other public companies by or offered to directors.

•	Review and revise policies for director tenure and retirement.

•	Review, analyze and report to the Board all relationships of the directors with the Corporation that could impair their independence as defined by applicable SEC and Nasdaq rules and regulations in order to assist the Board with its responsibility to make an affirmative determination regarding the independence of directors.

•	Review and consider conflicts of interests regarding Board members and executive officers and approve related person transactions pursuant to the Corporation’s Policy and Procedures with respect to Related Person Transactions.

•	Oversee and coordinate annual self-evaluations of the Board and its committees.

•	Establish and monitor, as appropriate, director orientation and recommend and monitor continuing education programs for members of the Board.

General

•	The Committee shall make regular reports to the Board with respect to its activities and propose any necessary action to the Board.

•	The Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board.

•	The Committee shall annually evaluate its own performance and provide a report on such evaluation to the Board.

B-2

APPENDIX C

OSI PHARMACEUTICALS, INC.

AMENDED AND RESTATED
STOCK INCENTIVE PLAN
(Including Amendments No. 1, 2, and 3)

1.	Purpose

The purpose of this Amended and Restated Stock Incentive Plan (formerly, the 2001 Incentive and Non-Qualified Stock Option Plan) (the “Plan”) is to encourage and enable selected management, other employees, directors (whether or not employees), and consultants of OSI Pharmaceuticals, Inc. (the “Company”) or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership, directly or indirectly, of common stock, par value $.01 per share (the “Common Stock”), of the Company. Such ownership will provide such employees, directors, and consultants with a more direct stake in the future welfare of the Company and encourage them to remain with the Company or a parent or subsidiary of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment with, or become associated with, the Company or a parent or subsidiary of the Company. As used herein, the term “parent” or “subsidiary” shall mean any present or future corporation which is or would be a “parent corporation” or “subsidiary corporation” of the Company as the term is defined in Section 424 of the Code (determined as if the Company were the employer corporation).

Pursuant to the Plan, the Company may grant: (i) Incentive Stock Options; (ii) Non-Qualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; and (v) Stock Bonuses, as such terms are defined in Section 2.

2.	Definitions

Capitalized terms not otherwise defined in the Plan shall have the following meanings:

(a) “Award Agreement” shall mean a written agreement, in such form as the Committee shall determine, that evidences the terms and conditions of a Stock Award granted under the Plan.

(b) “Fair Market Value” on a specified date means the value of a share of Common Stock, determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation, The Nasdaq Global Select Market, The Nasdaq Global Market, or The Nasdaq Capital Market of The Nasdaq Stock Market, Inc., its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Incentive Stock Option” shall mean an option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the Award Agreement by which it is evidenced.

(e) “Non-Qualified Stock Option” shall mean an option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(f) “Restricted Stock” shall mean an award of shares of Common Stock that is subject to certain conditions on vesting and restrictions on transferability as provided in Section 8 of this Plan.

(g) “Stock Appreciation Right” shall mean a right to receive payment of the appreciated value of shares of Common Stock as provided in Section 7 of this Plan.

(h) “Stock Award” shall mean an Incentive Stock Option, a Non-Qualified Stock Option, a Restricted Stock award, a Stock Appreciation Right or a Stock Bonus award.

(i) “Stock Bonus” shall mean a bonus award payable in shares of Common Stock as provided in Section 9 of this Plan.

3.	Administration of the Plan

The Plan shall be administered by a committee (the “Committee”) as appointed from time to time by the Board of Directors of the Company, which may be the Compensation Committee of the Board of Directors. Except as otherwise specifically provided herein, no person, other than members of the Committee, shall have any discretion as to decisions regarding the Plan. The Company may engage a third party to administer routine matters under the Plan, such as establishing and maintaining accounts for Plan participants and facilitating transactions by participants pursuant to the Plan.

In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretations and decisions made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall determine the terms of all Stock Awards granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of shares to be covered by each Stock Award, and other terms and conditions of the Stock Award.

4.	Shares of Stock Subject to the Plan

Except as provided in Section 10, the number of shares that may be issued or transferred pursuant to Stock Awards granted under the Plan shall not exceed 13,800,000 shares of Common Stock; provided, however, that any shares issued under an Award granted on or after June 13, 2007 other than an Option or Stock Appreciation Right shall count against the maximum number of shares reserved hereunder as two shares for every one share issued in connection with such Award. Shares reserved hereunder may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to a Stock Award which for any reason expires, is cancelled or is unexercised may again be subject to a Stock Award under the Plan. The aggregate Fair Market Value of the shares with respect to which Incentive Stock Options (determined at the time of grant of the option) are exercisable for the first time by an optionee during any calendar year (under the Plan and all plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000.

5.	Eligibility

Stock Awards may be granted to directors, officers, employees and consultants of the Company or a parent or subsidiary of the Company, except that Incentive Stock Options may not be granted to any such person who is not an employee of the Company or a parent or subsidiary of the Company.

6.	Granting of Options

The Committee may grant options to such persons eligible under the Plan as the Committee may select from time to time. Such options shall be granted at such times, in such amounts and upon such other terms and conditions as the Committee shall determine, which shall be evidenced under an Award Agreement and subject to the following terms and conditions:

(a) Type of Option.  The Award Agreement shall indicate whether and to what extent the option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(b) Option Price.  The purchase price under each Incentive Stock Option and each Non-Qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock at the time the option is granted and not less than the par value of the Common Stock. In the case of an Incentive Stock Option granted to an employee owning, actually or constructively under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a “10% Stockholder”) the option price shall not be less than 110% of the Fair Market Value of the Common Stock at the time of the grant.

(c) Medium and Time of Payment.  Stock purchased pursuant to the exercise of an option shall at the time of purchase be paid for in full in cash, or, upon conditions established by the Committee, by delivery of shares of Common Stock owned by the recipient. If payment is made by the delivery of shares, the value of the shares delivered shall be the Fair Market Value of such shares on the date of exercise of the option. In addition, if the Committee consents in its sole discretion, an “in the money” Non-Qualified Stock Option may be exercised on a “cashless” basis in exchange for the issuance to the optionee (or other person entitled to exercise the option) of the largest whole number of shares having an aggregate value equal to the value of such option on the date of exercise. For this purpose, the value of the shares delivered by the Company and the value of the option being exercised shall be determined based on the Fair Market Value of the Common Stock on the date of exercise of the option. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the “Securities Act”), the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares.

(d) Waiting Period.  The waiting period and time for exercising an option shall be prescribed by the Committee in each particular case; provided, however, that no option may be exercised after 10 years from the date it is granted. In the case of an Incentive Stock Option granted to a 10% Stockholder, such option, by its terms, shall be exercisable only within five years from the date of grant.

(e) Non-Assignability of Options.  No Incentive Stock Option and, except as may otherwise be specifically provided by the Committee, no Non-Qualified Stock Option, shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the lifetime of a recipient, Incentive Stock Options and, except as may otherwise be specifically provided by the Committee, Non-Qualified Stock Options, shall be exercisable only by such recipient. If the Committee approves provisions in any particular case allowing for assignment or transfer of a Non-Qualified Stock Option, then such option will nonetheless be subject to a six-month holding period commencing on the date of grant during which period the recipient will not be permitted to assign or transfer such option, unless the Committee further specifically provides for the assignability or transferability of such option during this period.

(f) Effect of Termination of Employment.  If a recipient’s employment (or service as an officer, director or consultant) shall terminate for any reason, other than death or Retirement (as defined below), the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall expire unless such right is exercised within a period of 90 days after the date of such termination. For Options issued prior to June 15, 2005, the term “Retirement” shall mean the voluntary termination of employment (or service as an officer, director or consultant) by a recipient who has attained the age of 55 and who has completed at least five years of service with the Company. For Options issued on or after June 15, 2005, unless otherwise determined by the Committee and defined in the applicable Award Agreement, the term “Retirement” shall mean the voluntary termination of employment (or service as an officer, director or consultant) by a recipient who has attained the age of 60 and who has completed at least twenty years of service with the Company. If a recipient’s employment (or service as an officer, director or consultant) shall terminate because of death or Retirement, the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall be unaffected by such termination and shall continue until the normal expiration of such option. Notwithstanding the foregoing, the tax treatment available pursuant to Section 421 of the Code upon the exercise of an Incentive Stock Option will not be available in connection with the exercise of any Incentive Stock Option more than three months after the date of termination of such option recipient’s employment due to Retirement. Option rights shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or a parent or subsidiary of the Company. In no event, however, shall an option be exercisable after the expiration of its original term as determined by the Committee. The Committee may, if it determines that to do so would be in the Company’s best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Committee determines to be appropriate. Nothing in the Plan or in any Award Agreement shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of a recipient at any time.

(g) Leave of Absence.  In the case of a recipient on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after 10 years from the date it is granted.

(h) Sale or Reorganization.  In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate options to purchase stock of the merged, consolidated, or otherwise reorganized corporation, provided only that such substitution of options shall, with respect to Incentive Stock Options, comply with the requirements of Section 424(a) of the Code, or (ii) give written notice to optionees that their options, which will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, must be exercised within 30 days of the date of such notice or they will be terminated.

(i) Restrictions on Sale of Shares.  Without the written consent of the Company, no stock acquired by an optionee upon exercise of an Incentive Stock Option granted hereunder may be disposed of by the optionee within two years from the date such incentive stock option was granted, nor within one year after the transfer of such stock to the optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition. The optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any such disposition, including any federal, state, or local withholding taxes. No stock acquired by an optionee upon exercise of a Non-Qualified Stock Option granted hereunder may be disposed of by the optionee (or other person eligible to exercise the option) within six months from the date such Non-Qualified Stock Option was granted, unless otherwise provided by the Committee.

7.	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to such persons eligible under the Plan as the Committee may select from time to time. Stock Appreciation Rights shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine, which terms and conditions shall be evidenced under an Award Agreement, subject to the terms of the Plan. Subject to the terms and conditions of the Award Agreement, a Stock Appreciation Right shall entitle the award recipient to exercise the Stock Appreciation Right, in whole or in part, in exchange for a payment of shares of Common Stock, cash or a combination thereof, as determined by the Committee and provided under the Award Agreement, equal in value to the excess of the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right, determined on the date of exercise, over the base amount set forth in the Award Agreement for shares of Common Stock underlying the Stock

Appreciation Right, which base amount shall not be less than the Fair Market Value of such Common Stock, determined as of the date the Stock Appreciation Right is granted.

8.	Grant of Restricted Stock

The Committee may grant Restricted Stock awards to such persons eligible under the Plan as the Committee may select from time to time. Restricted Stock awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine, which terms and conditions shall be evidenced under an Award Agreement, subject to the terms of the Plan. The Award Agreement shall set forth any conditions on vesting and restrictions on transferability that the Committee may determine is appropriate for the Restricted Stock award, including the performance of future services or satisfaction of performance goals established by the Committee. The books and records of the Company shall reflect the issuance of shares of Common Stock under a Restricted Stock award and any applicable restrictions and limitations in such manner as the Committee determines is appropriate. Unless otherwise provided in the Award Agreement, a recipient of a Restricted Stock award shall be the record owner of the shares of Common Stock to which the Restricted Stock relates and shall have all voting and dividend rights with respect to such shares of Common Stock.

9.	Grant of Stock Bonus

The Committee may grant Stock Bonus awards to such persons eligible under the Plan as the Committee may select from time to time. Stock Bonus awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine, which terms and conditions shall be evidenced under an Award Agreement, subject to the terms of the Plan. Upon satisfaction of any conditions, limitations and restrictions set forth in the Award Agreement, a Stock Bonus award shall entitle the recipient to receive payment of a bonus described under the Stock Bonus award in the form of shares of Common Stock of the Company. Prior to the date on which a Stock Bonus award is required to be paid under an Award Agreement, the Stock Bonus award shall constitute an unfunded, unsecured promise by the Company to distribute Common Stock in the future.

10.	Adjustments in the Event of Recapitalization

In the event that dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent of the shares outstanding at the beginning of the year, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares issuable under Stock Awards theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price that may be applicable thereto. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year that do not exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

11.	Withholding of Applicable Taxes

It shall be a condition to the performance of the Company’s obligation to issue or transfer Common Stock or make a payment of cash pursuant to any Stock Award that the award recipient pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) the Company or any subsidiary is obligated to collect with respect to the issuance or transfer of Common Stock or the payment of cash under such Stock Award, including any applicable federal, state, or local withholding or employment taxes.

12.	General Restrictions

Each Stock Award granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock issuable or transferable under the Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of the Stock Award or the issue or transfer, of shares of Common Stock thereunder, shares of Common Stock issuable or transferable under any Stock Award shall not be issued or transferred, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission, any state securities law, the rules and regulations promulgated thereunder or the rules and regulations of any securities exchange or over the counter market on which the Common Stock is listed or in which it is included for quotation. The Board of Directors may, in connection with the granting of Stock Awards, require the individual to whom the award is to be granted to enter into an agreement with the Company stating that as a condition precedent to the receipt of shares of Common Stock issuable or transferable under the Stock Award, in whole or in part, he shall, if then required by the Company, represent to the Company in writing that such receipt is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Committee may prescribe. Such agreements may also, in the discretion of the Committee, contain provisions requiring the forfeiture of any Stock Awards granted and/or Common Stock held, in the event of the termination of employment or association, as the case may be, of the award recipient with the Company. Upon any forfeiture of Common Stock pursuant to an agreement authorized by the preceding sentence, the Company shall pay consideration for such Common Stock to the award recipient , pursuant to any such agreement, without interest thereon.

13.	Termination and Amendment of the Plan

The Board of Directors or the Committee shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any Stock Award theretofore granted under the Plan; and, provided, further, that unless first duly approved by the stockholders of the Company entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in Section 10, no amendment or change shall be made in the Plan increasing the total number of shares which may be issued or transferred under the Plan, materially increasing the benefits to Plan participants or modifying the requirements as to eligibility for participation in the Plan.

14.	Term of the Plan

The Plan shall terminate on June 12, 2011, or on such earlier date as the Board of Directors or the Committee may determine. Any Stock Award outstanding at the termination date shall remain outstanding until it has either expired or been exercised or cancelled pursuant to its terms.

15. Compliance with Rule 16b-3

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors. To the extent any provision of the Plan or action by the Committee (or any other person on behalf of the Committee or the Company) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.	Rights as a Stockholder

A recipient of a Stock Award shall have no rights as a stockholder with respect to any shares issuable or transferable thereunder until the date a stock certificate is issued to him for such shares unless otherwise provided in the Award Agreement under the Plan. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17.	Options Granted to Employees and Directors of any Subsidiary in the UK

In addition to the provisions above, the provisions of this Section 17 shall apply as herein set out to options granted to employees and directors of any subsidiary in the United Kingdom. The provisions of this Section 17 enable the Plan to be used in a tax efficient manner in the United Kingdom.

(a) In this Section 17, the following terms have the meanings ascribed to them:

“Election” means an election in the form envisaged in Paragraph 3B(1) of Schedule 1 to SSCBA and acceptable to the UK Subsidiary to the effect that any Secondary NIC arising on the exercise, assignment or release of a UK Option shall be the liability of the recipient and not the liability of the UK Subsidiary

“Independent Transfer Agent” means any person (other than the Company or any company affiliated with the Company or any individual affiliated with any such company) who is registered as a broker-dealer with the U.S. Securities and Exchange Commission and who is thereby able to sell and transfer shares in the Company on behalf of the Optionholder

“Optionholder” means an employee or director of the UK Subsidiary who is the holder of a UK Option

“Secondary NIC” means secondary national insurance contributions as defined in the SSCBA

“SSCBA” means the Social Security Contributions and Benefits Act 1992 of the United Kingdom

“UK Option” means an option granted to an employee of the UK Subsidiary

“UK Subsidiary” means OSI Pharmaceuticals (UK) Limited (a company incorporated in England under company number 1709877) and any other UK Subsidiary of the Company from time to time.

(b) To the extent that it is lawful to do so, a UK Option may be granted subject to a condition that any liability of the UK Subsidiary (as employer or former employer of the relevant Optionholder) to pay Secondary NIC in respect of the exercise, assignment or release of that UK Option shall be the liability of the relevant Optionholder and payable by that Optionholder and that the Optionholder shall not be entitled to exercise the UK Option until he has entered into an Election to that effect when required to do so by the UK Subsidiary provided that the Committee may in its discretion at any time or times release the Optionholder from this liability or reduce his liability thereunder unless that Election has been entered into between the UK Subsidiary and that Optionholder and that Election (or the legislation which provides for such an Election to be effective) does not allow for such an Election to be subsequently varied.

(c) If a UK Option is granted subject to the condition referred to in paragraph (b) above then the Optionholder shall by completing the Election grant to the UK Subsidiary (as employer or former employer of the relevant Optionholder) the irrevocable authority, as agent of the Optionholder and on his behalf, to appoint an Independent Transfer Agent, to act as agent of the Optionholder and on his behalf, to sell or procure the sale of sufficient of the Stock subject to the UK Option and remit the net sale proceeds to the UK Subsidiary so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the amount of the Secondary NIC for which the Optionholder is liable under the terms of the Election and the UK Subsidiary shall account to the Optionholder for any balance.

No Stock shall be allotted or transferred to the Optionholder by the Company until the UK Subsidiary has received an amount in cash equal to the amount of the Secondary NIC for which the Optionholder is liable under the terms of the Election.

(d) If a UK Option is exercised and the Optionholder is liable to tax duties or other amounts on such exercise and the UK Subsidiary (as his employer or former employer) is liable to make a payment to the appropriate authorities on account of that liability, then the Optionholder shall by having completed the option agreement grant to the UK Subsidiary (as employer or former employer of the relevant Optionholder) the irrevocable authority, as agent of the Optionholder and on his behalf, to appoint an Independent Transfer Agent, to act as agent of the Optionholder and on his behalf, to sell or procure the sale of sufficient of the Shares subject to the UK Option and remit the net sale proceeds to the UK Subsidiary so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the amount payable to the appropriate authorities and the UK Subsidiary shall account to the Optionholder for any balance.

No Stock shall be allotted or transferred to the Optionholder by the Company until the UK Subsidiary has received an amount in cash equal to the amount of any liability of the UK Subsidiary referred to in this paragraph (d).

APPENDIX D

OSI PHARMACEUTICALS, INC.

PROXY
ANNUAL MEETING OF STOCKHOLDERS, JUNE 13, 2007

This Proxy Is Solicited on Behalf of OSI Pharmaceuticals, Inc.’s Board of Directors

The undersigned hereby appoints Colin Goddard, Ph.D. and Michael G. Atieh, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of OSI Pharmaceuticals, Inc. (the “Corporation”) held of record by the undersigned on April 23, 2007 at the annual meeting of stockholders to be held on June 13, 2007, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, “FOR” THE AMENDMENT OF THE OSI PHARMACEUTICALS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACES PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, AND 3.

(Continued and to be dated and signed on the reverse side.)

OSI PHARMACEUTICALS, INC.
P.O. BOX 11097
NEW YORK, N.Y. 10203-0097

To change your address, please mark this box.    ☐

To include any comments, please mark this box.  ☐

(Please mark, sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.

1.	Election of Directors (Term to expire at next Annual Meeting)

FOR ALL ☐	WITHHOLD FOR ALL ☐	EXCEPTIONS ☐

Nominees:	Robert A. Ingram, Colin Goddard, Ph.D., Santo J. Costa, Daryl K. Granner, M.D., Joseph Klein, III, Kenneth B. Lee, Jr., Viren Mehta, David W. Niemiec, Herbert Pinedo, M.D., Ph.D., Katharine B. Stevenson, John P. White.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR WHOM AUTHORITY TO VOTE IS NOT WITHHELD.

*Exceptions _ _

2.	PROPOSAL TO AMEND THE OSI PHARMACEUTICALS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN to increase the number of shares available under the plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

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3.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

Date Stock Owner sign here	Co-Owner sign here

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